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                            SCHEDULE 14C INFORMATION

                 Information Statement Pursuant to Section 14(c)
                     of the Securities Exchange Act of 1934



Check the appropriate box:

[X]  Preliminary Information Statement

[_]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14c-5(d)(2))

[_]  Definitive Information Statement




                               PALWEB CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)



Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

     1)  Title of each class securities to which transaction applies: _________.

     2)  Aggregate number of securities to which transaction applies: _________.

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: _________.

     4)  Proposed maximum aggregate value of transaction: _________.

     5)  Total fee paid: _________.

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid: _________.

     2)  Form, Schedule or Registration Statement No: _________.

     3)  Filing Party: _________.

     4)  Date filed: _________.

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
                               PALWEB CORPORATION
                            1607 WEST COMMERCE STREET
                               DALLAS, TEXAS 75208




                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 22, 2002


TO OUR SHAREHOLDERS:

The 2002 Annual Meeting of Shareholders of PalWeb Corporation (the "Company") will be held at the Hyatt Regency Dallas located at 300 Reunion Blvd., Dallas, Texas, on Monday, April 22, 2002, at 10:00 a.m., local time, for the following purposes:

1. To elect six (6) directors to hold office until the next annual meeting of the shareholders and until their respective successors shall have been elected and qualified.

2. To approve the Stock Option Plan, as amended (the "Stock Plan"), previously adopted by the Board of Directors.

3. To approve the merger of the Company with PalWeb Oklahoma Corporation, an Oklahoma corporation, for the purpose of redomiciling the Company to the State of Oklahoma and authorizing additional shares of common and preferred stock and authorizing the Board of Directors to approve a reverse stock split.

4. To transact such other business as may properly be brought before the Annual Meeting or any adjournment thereof.

The foregoing items of business are more fully described in the Information Statement accompanying this Notice. The Annual Meeting may be adjourned from time to time, and, at any reconvened meeting, action with respect to the matters specified in the notice may be taken without further notice to the shareholders, unless required by applicable law or the Bylaws of the Company.

Shareholders of record of Common Stock and Convertible Preferred Stock at the close of business on March 18, 2002, are entitled to notice of, and to vote at, the Annual Meeting. A list of such shareholders will be available for examination by any shareholder for any purpose germane to the Annual Meeting, during normal business hours, at the principal executive office of the Company, 1607 West Commerce Street, Dallas, Texas 75208, for a period of ten days prior to the Annual Meeting and at the Annual Meeting.

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.


BY THE ORDER OF THE BOARD OF DIRECTORS


___________________________
Julie Barksdale, Secretary


DATED: ______________, 2002

                               PALWEB CORPORATION


                              INFORMATION STATEMENT
                                       FOR
                         ANNUAL MEETING OF SHAREHOLDERS


                          TO BE HELD ON APRIL 22, 2002

     The following information is furnished in connection with the 2002 Annual Meeting of Shareholders ("Annual Meeting") of PalWeb Corporation, a Delaware corporation (the "Company"), which will be held on Monday, April 22, 2002, at 10:00 a.m., local time, at the Hyatt Regency Dallas located at 300 Reunion Blvd., Dallas, Texas 75207, and at any adjournment or adjournments thereof. This Information Statement will be mailed on or about March 25, 2002, to the holders of record of the Company's Common Stock, par value $0.10 ("Common Stock"), and Convertible Preferred Stock, par value $0.00001 ("Convertible Preferred Stock") as of the record date.


                          SHAREHOLDERS ENTITLED TO VOTE

     The record date for determining holders of Common Stock and Convertible Preferred Stock entitled to notice of, and to vote at, the Annual Meeting has been fixed as the close of business on March 18, 2002 (the "Record Date"). On that date, there were [233,423,244] shares of Common Stock and [1,130,000] shares of Convertible Preferred Stock outstanding and entitled to vote at the Annual Meeting.

     With respect to each matter presented to the holders of Common Stock and Convertible Preferred Stock at the Annual Meeting, the holders of record of each outstanding share of Common Stock on the Record Date will be entitled to one vote per share, and the holders of record of each outstanding share of Convertible Preferred Stock on the Record Date will be entitled to one vote per share because, as of the Record Date, each share of Convertible Preferred Stock is convertible into one share of Common Stock.


                           NO SOLICITATION OF PROXIES

     WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.


                                  ANNUAL REPORT

     Certain financial information about the Company required by the Securities and Exchange Commission ("SEC") to be distributed to shareholders as an annual report is set forth in Appendix A. The financial statements in Appendix A were originally filed with the SEC on September 13, 2001, as part of the Company's Annual Report on Form 10-KSB for the fiscal year ended May 31, 2001 (the "Form 10-KSB"), and the other information contained in Appendix A is substantially similar to disclosures made in the Form 10-KSB.

The Company also filed with the SEC Quarterly Reports on Form 10-QSB for the quarterly periods ending August 31, 2001, and November 30, 2001. Such Forms 10-QSB were filed on October 15, 2001, and January 14, 2002, respectively. Copies of such Forms 10-QSB and other reports filed by the Company may be found at the SEC's website located at http://www.sec.gov. You are encouraged to review the financial information set forth below together with subsequent information filed by the Company with the SEC and other publicly available information.


                        CHANGE IN CONTROL OF THE COMPANY

     On May 8, 2001, the Company announced that it had signed a letter of intent (the "Letter of Intent") for a private placement of 500,000 shares of convertible preferred stock and warrants to purchase 150,000,000 shares of common stock for a total of $5,500,000. The letter of intent was with Westgate Capital Company, L.L.C., a private limited liability company of which Warren Kruger, Paul A. Kruger's brother, is a manager ("WCC"), and Hidalgo Trading Company, LC ("Hildalgo"), which is 100% owned by Paul A. Kruger.

     The financing provided by Yorktown Management and Financial Services, LLC ("Yorktown"), which is principally owned by Warren F. Kruger, Paul A. Kruger's brother, described below under the heading "Related Party Transactions" was provided in partial reliance on the Letter of Intent. Subsequent to the signing of the Letter of Intent, WCC required as an additional condition to its equity investment that the Company acquire the land and building in which its manufacturing facilities are located (the "Building") from Onward, LLC, an entity that is 100% owned by Paul A. Kruger ("Onward"), subject to existing debt in exchange for additional shares of convertible preferred stock and additional warrants on the same terms as described in the Letter of Intent. Hildalgo and Onward are sometimes referred to herein as the "Paul A. Kruger Controlled Entities."

     On January 4, 2002, the Company entered into a Securities Purchase Agreement which was subsequently amended on January [__], 2002 (the "Purchase Agreement") with Hildalgo, Onward and Westgate Investments, L.P., an Oklahoma limited partnership ("Westgate") (collectively, the "Purchasers"). Pursuant to the Purchase Agreement, the Company issued 750,000 shares of Series 2001 12% Cumulative Convertible Senior Preferred Stock ("2001 Preferred Stock") and warrants to purchase up to 225,000,000 shares of Common Stock for $0.10 per share ("Warrants") to Purchasers in exchange for total consideration of $7,500,000. Hildalgo acquired 95,020 shares of 2001 Preferred Stock and Warrants to purchase 28,506,660 shares of Common Stock in exchange for the conversion of $950,200 of existing indebtedness owed to Hildalgo. Onward acquired 81,282 shares of 2001 Preferred Stock and Warrants to purchase 24,384,000 shares of Common Stock in exchange for the conversion of $276,082 of existing indebtedness owed to Onward and $536,745 of equity in the Building, based on an agreed value of $1,350,000, less indebtedness assumed by the Company of $813,255. Westgate acquired 573,698 shares of 2001 Preferred Stock and Warrants to purchase 172,109,340 Shares in Common Stock in exchange for $[522,683] in cash and the conversion of $5,214,297 of existing indebtedness owed to Yorktown.

     The terms of the 2001 Preferred Stock and Warrants are the same as those announced in May of 2001 when the Letter of Intent was signed; however, the total amount of 2001 Preferred Stock and Warrants offered was increased to account for additional indebtedness that was incurred and the transfer of the Building from Onward to the Company. Each share of the 2001 Preferred Stock has a stated value of $10 per share and is convertible at any time into 350 shares of Common Stock of the Company or a total of 262,500,000 shares, which is an effective conversion price of $0.0286 per share. Holders of the 2001 Preferred Stock are also entitled to cumulative dividends of 12% per annum, $1.20 per share, or a total of $900,000. The Warrants are exercisable at a price of $0.10 per share for a period of four years, subject to acceleration of the expiration date for three separate 25% tranches of the total Warrants, if the Company's Common Stock trades at prices of $0.15, $0.20 and $0.25 per share, respectively.

     The ability to convert the 2001 Preferred Stock and exercise the Warrants depends on the Company amending its capital structure to authorize additional shares of Common Stock and reduce the par value of its Common Stock. At the 2002 Annual Meeting, the Company intends to submit to its shareholders a proposal whereby the Company will merge with PalWeb Oklahoma Corporation, an Oklahoma corporation, and become redomiciled in Oklahoma, and in connection with such merger, the surviving entity will have sufficient authorized shares of Common Stock, par value $0.0001, to be issued upon the conversion of the 2001 Preferred Stock and the exercise of the Warrants. See "Approval of the Merger of the Company with Palweb Oklahoma Corporation, an Oklahoma corporation, for the Purpose of Redomiciling the Company to the State Of Oklahoma," beginning on page [__].

     In connection with the Purchase Agreement, the Company and Westgate entered into a Shareholders and Voting Agreement dated January 4, 2002, as amended on January [__], 2002 (the "Shareholders Agreement"), whereby the parties agreed, among other things, that Westgate shall have the right to:

o designate at least two-thirds of the members of the Board of Directors of the Company for as long as Westgate holds at least 5% of the 2001 Preferred Stock or Common Stock of the Company;

o designate one of the Westgate designees for appointment on every committee of the Board of Directors of the Company for as long as Westgate continues to have one or more designees serving on the Board of Directors of the Company; and

o routinely consult with, and advise, the management of the Company regarding the Company's operations.

In addition, the Shareholders Agreement provides that the following actions may not be taken without the prior approval of 60% of the members of the Board of Directors of the Company:

o    amend the Certificate of Incorporation or Bylaws of the Company;

o consolidate with, or merge with or into, any entity, except for certain mergers of wholly owned subsidiaries of the Company with or into the Company;

o make certain sales, leases, transfers or dispositions of the properties or assets of the Company;

o    change the general nature of the business of the Company;

o    make certain acquisitions or issuances of shares of the Company;

o enter into certain commitments or obligations for the grant of options, warrants or rights to acquire or issue shares of the Company;

o incur any funded indebtedness, except for indebtedness incurred as contemplated by an annual budget, incurred under the Company's primary credit facility, or in an aggregate amount not exceeding $250,000;

o make any investment by the Company in any entity other than a wholly-owned subsidiary in an amount exceeding $100,000;

o    pay any dividends on shares of Common Stock of the Company;

o file any petition seeking to reorganize the Company pursuant to, or to obtain relief under, any federal or state bankruptcy or insolvency law;

o    dissolve, liquidate or wind-up of the affairs of the Company;

o appoint or dismiss the chief executive officer, the president, the chief operating officer, the chief financial officer or any senior vice president of the Company; or

o make any capital expenditures not approved in an annual budget in an aggregate amount exceeding $250,000 in any fiscal year.

     Westgate's voting and other rights in connection with the Purchase Agreement and Shareholders Agreement constitute a change in control of the Company. Westgate's general partner is WCC, whose managers are Warren F. Kruger, Paul A. Kruger's brother, and William W. Pritchard. By virtue of their authority to control Westgate, WCC, Warren F. Kruger and William W. Pritchard may be deemed to be in control of the Company.

     Based on the number of shares of Common Stock and Convertible Preferred Stock outstanding as of the Record Date, and prior to considering the Common Stock issuable upon the exercise of the Warrants and the conversion of the 2001 Preferred Stock, Paul A. Kruger, or his affiliated entities, beneficially own 30.5% of the Common Stock. Likewise, Warren F. Kruger, or his affiliated entities, including Westgate and WCC, beneficially own 9.5% of the Common Stock. Upon the redomiciliation merger described above, Paul A. Kruger and his affiliated entities will have obtained in connection with the Purchase Agreement the right to acquire approximately 15.7% of the fully-diluted outstanding common shares of the Company (the "Fully-Diluted Shares"), assuming conversion of all shares of Convertible Preferred Stock and 2001 Preferred Stock and exercise of all Warrants and options outstanding on the Record Date. Likewise, Westgate, WCC, Warren F. Kruger and William W. Pritchard will have the right to obtain or acquire approximately 51% of the Fully-Diluted Shares. Consequently, Paul A. Kruger and Warren F. Kruger, or their affiliated entities, beneficially own approximately 25.6% and 54% of the Fully-Diluted Shares, respectively.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     As of the Record Date, the Company had [233,423,244] shares of Common Stock, [1,130,000] shares of Convertible Preferred Stock, and 750,000 shares of 2001 Preferred Stock outstanding. The Convertible Preferred Stock is considered the equivalent of Common Stock since it is voting and convertible into Common Stock on a share for share basis. Each share of the 2001 Preferred Stock is convertible into 350 shares of Common Stock. As further described above under the section titled "Change in Control," Westgate's voting and other rights in connection with the Purchase Agreement and Shareholders Agreement constitute a change in control of the Company. Consequently, pursuant to Rule 13d-3(d)(1)(i) of the Exchange Act, the Purchasers are deemed to own beneficially all of the Common Stock issuable upon the exercise of the Warrants and the conversion of the 2001 Preferred Stock.

     The following table sets forth certain information regarding the shares of Common Stock beneficially owned as of the Record Date, by (i) each person known by the Company to own beneficially five percent (5%) or more of the outstanding Common Stock, (ii) each director, nominee and executive officer, and (iii) all directors and executive officers as a group.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

NAME AND ADDRESS OF                AMOUNT AND NATURE OF         PERCENT OF
 BENEFICIAL OWNER                   BENEFICIAL OWNER(1)          CLASS(2)
-------------------                --------------------         ----------

Paul A. Kruger                         186,976,360(3)              53.2%
2500 South McGee, Ste. 147
Norman, OK 73072

Hildalgo Trading Company, LC            62,993,000(4)              21.3%
2500 South McGee
Norman, OK 73072

Onward, L.L.C.                          52,833,360(5)              18.4%
2500 South McGee
Norman, OK 73072

Westgate Investments, L.P.             379,903,640(6)              62.5%
320 S. Boston, Suite 400
Tulsa, OK  74103-3708

Westgate Capital Company, LLC          379,903,640(7)              62.5%
320 S. Boston, Suite 400
Tulsa, OK  74103-3708

Warren F. Kruger                       395,083,224(8)                65%
1613 East 15th Street
Tulsa, OK 74120

William W. Pritchard                   379,931,640(9)              62.5%
320 S. Boston, Suite 400
Tulsa, OK  74103-3708

Bill J. English, Trustee                34,650,000(10)             14.8%
114 E Main
Norman, OK 73072

Lyle W. Miller, Director,                9,000,000(11)              3.8%
Executive Vice President of
Marketing and Sales, and
Nominee for Director
2566 Timber Meadow Court
East Lansing, MI 48823

Bradley C. Shoup,                                0                  0.0%
Nominee for Director
3309 Westminster Avenue
Dallas, TX 85205

Bryan R. Kirchmer,                         100,000                 0.04%
Nominee for Director
601 S. Boulder Ave., Suite 105
Tulsa, OK  74119

All Current Directors &
Officers as a Group (6 persons)        591,187,584(12)             81.3%

(1) The number of shares beneficially owned by each person is calculated in accordance with the rules of the Securities Exchange Commission, which provide that person shall be deemed to be a beneficial owner of a security if that person has the right to acquire beneficial ownership of the security within 60 days through options, warrants, or the conversion of a security; provided, however, if such person acquires any such rights in connection with or as a participant in any transaction with the effect of changing or influencing control of the issuer, immediately upon such acquisition, the holder will be deemed to be the beneficial owner of the securities. The 2001 Preferred Stock and the Warrants were issued in connection with a transaction that involved a change in control of the Company. Consequently, the number of shares the Common stock beneficially owned by each person includes Common Stock and Convertible Preferred Stock outstanding as of the Record Date (the Convertible Preferred Stock is essentially equivalent to the Common Stock), the number of shares of Common Stock each person has the right to acquire upon the conversion of 2001 Preferred Stock, and the number of shares of Common Stock each person has the right to acquire upon the exercise of Warrants or options.

(2) The percentage ownership for each person is calculated in accordance with the rules of the Securities Exchange Commission, which provide that any shares a person is deemed to beneficially own by virtue of having a right to acquire shares upon the conversion of warrants, options or other rights, or upon the conversion of preferred stock or other rights are considered outstanding solely for purposes of calculating such persons percentage ownership. The percentage ownership is also based on the combined Common Stock and Convertible Preferred Stock outstanding as of the Record Date of [234,553,244] shares, as the Convertible Preferred Stock is essentially equivalent to the Common Stock.

(3)  The total includes: (i) 56,850,000 shares held of record by Paul A. Kruger,
     (ii) 2,500,000 shares that Paul A. Kruger has the right to acquire upon the exercise of options, and (iii) shares held of record by Hildalgo and shares which Hildalgo and Onward have the right to acquire, upon conversion of 2001 Preferred Stock, or exercise of warrants as set forth in the table. By virtue of Paul A. Kruger's ownership of and control over Hildalgo and Onward, Paul A. Kruger is deemed to beneficially own the shares of Common Stock beneficially owned by Hildalgo and Onward. The total also includes 2,500,000 shares of Common Stock that Mr. Kruger holds on behalf of his minor children, of which he only holds the power to vote, and 9,300,000 shares of Common Stock of which Mr. Kruger only holds the power to vote pursuant to a proxy granted by Michael John. However, as of July 31, 2000, Michael John publicly claimed that he only owns 240,000 shares of Common Stock.

(4) The total includes 1,230,000 shares held of record by Hildalgo and 61,763,000 shares that Hildalgo has the right to acquire upon the conversion of 2001 Preferred Stock and exercise of Warrants. By virtue of his ownership of and control over Hildalgo, these shares are also included in the number of shares beneficially owned by Paul A. Kruger.

(5) The total includes 52,833,360 shares that Onward has the right to acquire upon the conversion of 2001 Preferred Stock and exercise of Warrants. By virtue of his ownership of and control over Onward, these shares are also included in the number of shares beneficially owned by Paul A. Kruger.

(6) The total includes: (i) 7,000,000 shares held of record by Westgate, (ii) 200,794,300 shares that Westgate has the right to acquire upon the conversion of 2001 Preferred Stock, and (iii) 172,109,340 shares Westgate has the right to acquire upon the exercise of Warrants. WCC is the general partner of Westgate, and Warren F. Kruger and William W. Pritchard are the sole members of WCC. By virtue of their ability to control Westgate, WCC, Warren F. Pritchard and William W. Pritchard are also deemed to beneficially own the shares beneficially owned by Westgate.

(7) The total includes the shares owned by Westgate as further described in footnote (6). By virtue of its ability to control Westgate, WCC is also deemed to beneficially own the shares beneficially owned by Westgate.

(8) The total includes: (i) 13,729,584 shares held of record by Warren F. Kruger, (ii) 950,000 shares held of record by Yorktown, and (iii) the shares owned by Westgate as further described in footnote (6). WCC is the general partner of Westgate, and Warren F. Kruger is one of the two members of WCC. By virtue of his ability to control Westgate, Warren F. Kruger is also deemed to beneficially own the shares beneficially owned by Westgate. The total also includes 500,000 shares of Common Stock that Mr. Kruger holds on behalf of his minor children, of which he only holds the power to vote.

(9) The total includes 28,000 shares held of record by William W. Pritchard and the shares owned by Westgate as further described in footnote (6). WCC is the general partner of Westgate, and William W. Pritchard is one the two members of WCC. By virtue of his ability to control Westgate, William W. Pritchard is also deemed to beneficially own the shares beneficially owned by Westgate.

(10) These shares are held by Bill J. English, as trustee, for the benefit of the deposit holders of a subsidiary of the Company, Paceco Financial Services, Inc. See "Related Party Transactions - Paceco Financial Services, Inc."

(11) The total includes 6,500,000 shares held of record by Lyle W. Miller and 2,500,000 shares that Lyle W. Miller has the right to acquire upon the exercise of options.

(12) The total includes: (i) 98,687,584 outstanding shares; (ii) 5,000,000 shares issuable upon exercise of options; (ii) 262,500,000 shares issuable upon conversion of 2001 Preferred Stock; and (iv) 225,000,000 shares issuable upon exercise of Warrants.

     There are currently no plans for any arrangement or acquisition that would change ownership of a controlling interest in the Common Stock of the Company.

                                  PROPOSAL ONE

                              ELECTION OF DIRECTORS

     The Bylaws of the Company provide that the number of directors of the Company shall be not less than one (1) nor more than nine (9). The Board of Directors of the Company proposes that the six (6) existing directors be re-elected to serve as directors of the Company. Each nominee, if elected, will hold office until the next annual meeting of shareholders and until his or her successor is duly elected and qualified, or until his or her earlier death, resignation or removal. Each nominee has agreed to serve if elected, and the Company has no reason to believe that any nominee will be unable to serve. Proxies cannot be voted for a greater number of nominees than the number of nominees named herein.

     As described more fully under the heading "Change in Control of the Company" above, pursuant to the Shareholders Agreement, Westgate may designate for nomination by management for election to the Board of Directors at least two-thirds of the Board's members. In addition, the Company agreed to recommend to the Company's shareholders the election of such Westgate designees and to vote in favor of such designees all legally effective proxies received from shareholders that authorize any officer or director, as proxy holder, to vote for such designees or which grant to any officer or director the power to exercise his or her discretion in voting in the election of directors.


                                    NOMINEES

     The nominees for the position of director of the Company are:

                                 Paul A. Kruger
                                 Lyle W. Miller
                                Warren F. Kruger
                                Bryan R. Kirchmer
                                Bradley C. Shoup
                              William W. Pritchard

Messrs. Warren Kruger, Kirchmer, Shoup and Pritchard are the nominees designated by Westgate under the Shareholders Agreement.

     The following is certain information relating to each nominee:

PAUL A. KRUGER
CHAIRMAN OF THE BOARD OF DIRECTORS AND PRESIDENT

     Mr. Paul A. Kruger, age 47, earned a Bachelor of Business Administration degree in accounting from Cameron University, Lawton, Oklahoma, and earned a Juris Doctor degree from the University of Oklahoma City Law School. He has over twenty-five years of experience in the financial services industry. In 1980, Mr. Kruger co-founded MCM Group, Ltd. ("MCM Group"), which owned and operated United Bank Club Association, Inc. ("UBCA"), in Norman, Oklahoma, and served as its President and CEO until February 1996, when UBCA was sold to a subsidiary of Cendant Corp. (CD-NYSE) ("Cendant"). Mr. Kruger supervised and participated in every facet of UBCA's business, including strategic planning, sales, marketing, operations and service quality. Under Mr. Kruger's leadership, UBCA grew to more than 350 employees, and had operational and sales branches in Michigan, Florida, Arizona, Texas and Mexico. At the time UBCA was sold, it provided financial enhancement services to more than 2,000 client institutions serving more than 6,000,000 individual customers throughout the United States, Puerto Rico, the U.S. Virgin Islands and Mexico.

     In 1997, Mr. Kruger became the Chairman of the Board of Directors of Paceco Financial Services, Inc. In February 1999, Mr. Kruger became Chief Executive Officer and a director of Foresight, Inc. in Norman, Oklahoma. Foresight, Inc. is a marketing company that develops membership and loyalty programs for companies that are designed to solidify and enhance customer relationships. Foresight, Inc. services over 250,000 customers nationwide through relationships with companies in numerous industries including rent-to-own, banking, and financial services. Effective December 7, 2000, Foresight, Inc. was acquired by a subsidiary of Precis, Inc., a publicly-held company. Precis, Inc. designs membership programs for rental-purchase companies, financial organizations, employer groups, retailers and association-based organizations. Memberships in these programs are offered and sold as a part of point-of-sale transactions and through direct marketing. Since December 2000, Mr. Kruger has served as the Chairman of the Board of Directors and the Chief Executive Officer of Precis, Inc. His responsibilities and contributions to these companies include assisting in the development, implementation and execution of strategic planning. Mr. Kruger also currently holds managing officer positions in privately-held Hildalgo Trading Co., L.C. and Onward, L.L.C.

     Mr. Kruger became a director and Chairman of the Board of Directors of the Company on July 8, 1999, and became President on January 22, 2000. He is the brother of Warren F. Kruger.

LYLE W. MILLER
DIRECTOR AND EXECUTIVE VICE PRESIDENT OF MARKETING AND SALES

     Mr. Lyle W. Miller, age 58, earned a Bachelor of Business Administration degree from Michigan State University and attended Central Michigan University's Master's program in Finance. For the past six years, Mr. Miller has been the President and a Director of Lyle W. Miller Holding Company, Northern Leasing & Sales, Inc. and Northern Connections, Inc., which are based in Lansing, Michigan. Each of these companies are privately held and are engaged in the real estate business. Additionally, Mr. Miller is a partner in MahMill Acres, a closely held real estate development partnership; President and a director of Servco Incorporated, a privately-held company; and owner of the Landings Restaurant in Charlavoix, Michigan. Mr. Miller is a director and Vice-Chairman of Capital Bancorp Limited, a publicly-held bank holding company; a director of Sun Community Bankcorp Limited, a publicly-owned bank holding company; and a director of Precis, Inc., a publicly-held corporation.

     Mr. Miller became a director of the Company and Executive Vice President of Marketing and Sales on January 22, 2000.

WARREN F. KRUGER

     Mr. Warren F. Kruger, President of privately-held Yorktown Management & Financial Services, L.L.C., is 45 years old. Yorktown Management is involved in investment banking, real estate, manufacturing, and energy endeavors. Mr. Kruger earned a Bachelor of Business Administration from the University of Oklahoma, and an Executive MBA from Southern Methodist University. Mr. Kruger has over twenty-five years experience in the financial services industry. In 1980, Mr. Kruger co-founded MCM Group, which owned and controlled UBCA until 1996 when the firm was sold to a subsidiary of Cendant. He also owned and operated Century Ice, a manufacturer and distributor of ice products from 1996 to 1997, when Packaged Ice (ICED-NASDAQ) acquired Century Ice in an industry rollup. Mr. Kruger is a partner with William W. Pritchard in privately-held WCC, with investments in oil and gas, real estate, and investment banking. Additionally, he is a director of privately-held The F & M Bank and Trust Company in Tulsa, Oklahoma.

     Mr. Kruger became a director of the Company on January 4, 2002. He is the brother of Paul A. Kruger.

BRYAN R. KIRCHMER

     Mr. Bryan R. Kirchmer, age 30, earned a Bachelor of Science in Mechanical Engineering from the University of Tulsa and is a registered Professional Engineer in the State of Oklahoma. Mr. Kirchmer has business and project development experience in a variety of industries including investment casting, control valves, and plastics equipment. Mr. Kirchmer is a co-founder of an independent engineering consulting firm serving the plastics industry, Gravity Management and Engineering Group, Inc. ("GME Group"). As President of GME Group, Mr. Kirchmer has been responsible for developing and implementing marketing strategies for the entire range of project management, engineering and construction (EPC). In recent years, Mr. Kirchmer has spent a substantial amount of time working on the development of next-generation injection molding machines. Mr. Kirchmer and GME Group have been responsible for overseeing the construction of the Company's new line of injection molding equipment.

     Mr. Kirchmer became a director of the Company on January 4, 2002.

BRADLEY C. SHOUP

     Mr. Bradley C. Shoup, age 43, earned a Bachelor of Science in Civil Engineering, with distinction, from the University of Kansas, and a Master of Science from the Sloan School of Management at the Massachusetts Institute of Technology. From 1988 through 1998, Mr. Shoup was a founding partner in several related investment management and corporate finance advisory entities, including Batchelder & Partners, Inc., DHB Partner LP, Girard Partners LP, and Relational Investors LLC. Relational Investors is an investment management firm with over one billion dollars under management. From 1999 to present, Mr. Shoup has been a private investor focused on private start-up ventures and small public companies in the development or high-growth stages. He has been an advisor or executive at certain companies in which he has invested, including CRT Holdings, Inc., Belzberg Technologies Corporation (BLZ-Toronto Stock Exchange), Ivanhoe Energy Corp. (IVAN-NASDAQ), and CyberCity Holdings Inc. Currently, Mr. Shoup is the Chief Financial Officer of CRT Holdings Inc., a private company engaged in the development of innovative technologies in the power generation industry.

     Mr. Shoup became a director of the Company on January 4, 2002.

WILLIAM W. PRITCHARD

     Mr. William W. Pritchard is 50 years old and has been an attorney with the law firm of Hall, Estill, Hardwick, Gable, Golden & Nelson in Tulsa, Oklahoma, since 1996. He earned his Bachelor Degree with Honors at the University of Kansas and his Juris Doctorate at the University of Tulsa. Mr. Pritchard served as the Vice-President and General Counsel for Parker Drilling Company (PKD-NYSE) for 20 years preceding his tenure with Hall, Estill and has extensive experience in financial and commercial transactions in both domestic and international markets. He is a partner with Warren F. Kruger in WCC, with investments in oil & gas, real estate and investment banking. He was co-founder of The Seminole Group, a top tier, privately-held, crude marketing and gathering company. In addition, Mr. Pritchard was a co-founder and currently serves as a director of privately-held Transcontinental Drilling Services, the largest seismic shot hole company in the United States.

     Mr. Pritchard became a director of the Company on January 4, 2002.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE NAMED NOMINEES.



                          BOARD COMMITTEES AND MEETINGS

     The Company's Board of Directors does not currently act through committees. The business and affairs of the Company are managed by the Board of Directors. The entire Board evaluates and recommends nominees for election to the Board of Directors. Although there is no formal procedure for shareholders to recommend nominees for the Board of Directors, the Board will consider such recommendations if submitted in writing addressed to the Secretary of the Company.

     During fiscal year 2001 which ended May 31, 2001, and until January 2, 2002, Paul A. Kruger, Lyle W. Miller and Mark R. Kidd comprised the Board of Directors. During the fiscal year ended May 31, 2001, the Board of Directors met two times and acted by unanimous written consent in lieu of a meeting ten times. All incumbent directors attended the meetings of the Board of Directors.

     On January 2, 2002, Mr. Kidd resigned from all positions he held with the Company and its affiliates, including his position as director of the Company. On January 4, 2002, in connection with the approval and issuance of the 2001 Preferred Stock and as required by the Purchase Agreement, the remaining members of the Board of Directors determined to increase the number of directors serving to six. The then-incumbent Board members voted in favor of the election of Warren F. Kruger, Bryan R. Kirchmer, Bradley C. Shoop and William W. Pritchard to serve as the Westgate designees as additional directors until the next annual meeting of shareholders.


                            COMPENSATION OF DIRECTORS

     At this time, all members of the Board of Directors serve without cash compensation except for such compensation paid to certain directors solely in return for their services as executives of the Company. All directors, including non-employee directors, are eligible for option grants under the Company's Stock Option Plan. The terms of such Stock Option Plan are more fully described under the heading "Proposal Two - Approval of Stock Option Plan" below. During the fiscal year ended May 31, 2001, the Company granted options to purchase Common Stock to members of the Board of Directors on May 11, 2001, at an exercise price of $0.04 per share which was equal to the market price of the Common Stock on the date of grant as follows:

   DIRECTOR       OPTIONS GRANTED      OPTIONS EXERCISED      EXPIRATION DATE
   --------       ---------------      -----------------      ---------------
Paul A. Kruger       2,500,000               - 0 -             May 11, 2011
Lyle W. Miller       2,500,000               - 0 -             May 11, 2011
Mark R. Kidd         2,500,000               - 0 -            April 2, 2002(1)


(1) Pursuant to the terms of the Stock Option Plan, Mr. Kidd's options will expire on April 2, 2002, three months after his resignation.



                                  PROPOSAL TWO

                          APPROVAL OF STOCK OPTION PLAN

     Effective May 11, 2001, the Company's Board of Directors approved the adoption of a Stock Option Plan (the "Stock Plan"). The Stock Plan is intended as an incentive to managerial and other key employees of the Company and its subsidiaries. The Stock Plan's purposes include the retention of employees with a high degree of training, experience and ability, the attraction of new employees whose services are considered unusually valuable, the encouragement of a sense of proprietorship of such persons, and the stimulation of the active interest of such persons in the development and financial success of the Company. The options granted under the Stock Plan may be either "incentive stock options" as provided by Section 422 of the Internal Revenue Code of 1986, as amended, and as may be further amended from time to time (the "Code"), or options which do not qualify as incentive stock options.

     The grant of any incentive stock options is subject to the Stock Plan being approved by the shareholders of the Company within twelve months after the Stock Plan was adopted by the Board. However, the failure of the shareholders of the Company to approve the Stock Plan will only affect an option's status as an "incentive stock option" and not the validity of any options granted under the Stock Plan.

     When originally adopted, the Stock Plan provided that 25,000,000 shares of the Company's Common Stock would be subject to the Stock Plan. On January 7, 2002, the Board of Directors adopted an amendment to the Stock Plan to increase the maximum number of shares of Common Stock in respect of which options may be granted under the Stock Plan from 25,000,000 shares to 100,000,000 shares.

     The Company is in the development stage, and it has incurred significant losses from operations. There is no assurance that it will achieve profitability or obtain funds to finance continued operations. The Board of Directors considers the Company's ability to offer competitive compensation opportunities, including long-term, equity-based incentive and compensation opportunities in the form of stock options, an important component of the Company's director, officer and key employee retention and recruitment strategy.


                          DESCRIPTION OF THE STOCK PLAN

     ADMINISTRATION. The Stock Plan is administered by the Board of Directors of the Company or, if the Board so authorizes, by a committee of the Board of Directors consisting of not less than two members of the Board of Directors. The Stock Plan is presently administered by the entire Board of Directors; no separate committee of the Board has been designated to administer the Stock Plan. Unless the context otherwise requires, references herein to the Committee shall be references to the entire Board of Directors or to any committee of the Board designated to administer the Stock Plan. The selection of participants and the terms and conditions of options granted under the Stock Plan are determined by the Committee, subject to applicable limitations under the Stock Plan. The Committee's determinations, decisions or actions with respect to the construction, interpretation, administration or application of the Stock Plan are final, conclusive and binding upon all persons participating in the Stock Plan or validly claiming under or through such persons.

     PARTICIPANTS. All managerial and other key employees of the Company and/or its subsidiaries who hold positions of significant responsibility or whose performance or potential contribution, in the judgment of the Committee, will benefit the future success of the Company are eligible to receive grants under the Stock Plan. In addition, each director of the Company who is not an employee of the Company is eligible to receive certain option grants pursuant to provisions of the Stock Plan described below. At the Record Date, outstanding options had been granted to six (6) persons under the Stock Plan.

     SHARES SUBJECT TO THE STOCK PLAN. If the Stock Plan, as amended, is approved, the maximum number of shares of Common Stock in respect of which options may be granted under the Stock Plan will be 100,000,000 shares, par value $0.10 per share. The Board of Directors intends these shares to consist of authorized but unissued shares or treasury shares that may be held by the Company. This number is subject to appropriate equitable adjustment in the event of a reorganization, stock split, stock dividend, reclassification or other change affecting the Company's Common Stock, as further described below. If the redomiciliation merger discussed in this Information Statement is approved, these shares will have a par value of $0.0001 per share.

     PRICE, TERMS AND EXERCISE OF OPTIONS. The Committee has discretion to determine the times when, and the terms upon which, options shall be exercisable, including such provisions as deemed advisable to permit qualifications as "incentive stock options" within the meaning of Section 422 of the Code, and incentive stock options outstanding under the Stock Plan may be amended, if necessary, to permit such qualification. The Committee will designate at the time of granting of any option whether such option or any portion thereof will be an "incentive stock option." Each option will be evidenced by an agreement between the Company and the optionee containing provisions determined by the Committee consistent with the Stock Plan. Unless otherwise determined by the Committee at the time of grant, all options will become exercisable at the rate of 25% of the total shares subject to the option on each of the first four anniversary dates of the date of grant. The Committee may, at any time, accelerate the date any outstanding option becomes exercisable. The exercise price for each share placed under option pursuant to the Stock Plan is determined by the Committee but cannot in any event be less than 100% of the fair market value of such share on the date the option was granted. In the event that there are insufficient authorized shares or treasury shares of Common Stock of the Company available for issuance upon exercise of an option or the exercise price is less than the par value of authorized but unissued shares, the right of the optionee to exercise its option shall be suspended and deferred until such time as either or both of such circumstances shall be cured prior to the time that any such option would otherwise expire. Accordingly, until the redomiciliation merger occurs which will increase the number of authorized shares and decrease the par value per share, all existing outstanding options are not exercisable because the exercise price is less than the par value.

     EFFECT OF TERMINATION OF EMPLOYMENT OR DEATH. If an optionee's employment with the Company is terminated for any reason other than death or termination for cause, an option will be exercisable for a period of three months after the date of termination of employment as to all then vested portions of the option. In addition, the Committee may, in its sole discretion, approve acceleration of the vesting of any unvested portions of the option. If an optionee's employment with the Company is terminated for cause (as defined in the Stock Plan), the option shall terminate as of the date of such termination of employment, and the optionee shall have no further rights to exercise any portion of the option. If an optionee dies while employed by the Company, any unvested portion of the option as of the date of death shall be vested as of the date of death, and the option shall be exercisable in full by the heirs or legal representatives of the optionee for a period of twelve months following the date of death. In any event, options terminate and are no longer exercisable after ten years from the date of the grant.

     CONTINUED SERVICE AS A DIRECTOR. In the event any optionee who is an employee and also a director of the Company ceases to be employed by the Company but continues to serve as a director of the Company, the Committee may determine that all or a portion of such optionee's options shall not expire three months following the date of employment as described above, but instead shall continue in effect until the earlier of the date the optionee ceases to be a director of the Company or the date the option otherwise expires according to its stated date of expiration. Termination of any such option in connection with the optionee's termination of service as a director will be on terms similar to those described above in connection with termination of employment.

     GRANTS TO NON-EMPLOYEE DIRECTORS. In order to retain, motivate and reward non-employee directors of the Company, the Stock Plan extends participation to non-employee directors on the terms and conditions described below.

     The exercise price for options granted to non-employee directors is equal to 100% of the fair market value per share of Common Stock on the date the option is granted. As with options granted to employees, unless otherwise determined by the Committee at the time of grant, all options granted to non-employee directors become exercisable at the rate of 25% of the total shares subject to the option on each of the first four anniversary dates of the date of grant. The Committee is also entitled at any time to accelerate the date any outstanding option becomes exercisable. If a non-employee director's service on the Board of Directors is terminated for any reason other than death or removal from the Board of Directors for cause, an option will be exercisable for a period of three (3) months after the date of removal from the Board of Directors as to all then vested portions of the option. If a non-employee director is removed from the Board of Directors for cause, the option shall terminate as of the date of such removal, and the optionee shall have no further rights to exercise any portion of the option. If a non-employee director optionee dies while serving on the Board of Directors, any unvested portion of the option as of the date of death shall be vested as of the date of death, and the option shall be exercisable in full by the heirs or legal representatives of the optionee for a period of twelve months following the date of death. In any event, options terminate and are no longer exercisable after ten years from the date of the grant.

     Other than as described above, all options granted to non-employee directors are subject to the same terms and conditions generally applicable to options granted to employees under the Stock Plan.

     ASSIGNABILITY. Options granted under the Stock Plan generally are not assignable or transferable by optionees other than by will or the laws of descent and distribution and are otherwise exercisable only by optionees. However, optionees are permitted, with the prior consent of the Committee, to transfer nonqualified stock options under the Stock Plan by gift or other means pursuant to which no consideration is given for the transfer. The Committee will impose in connection with any non-incentive options so transferred such limitations and restrictions as it deems appropriate. Any options so transferred will remain subject to all of the restrictions and limitations of the Stock Plan. Due to the limited scope of permitted transfers, it is anticipated that optionees who may elect to utilize such transferability feature will do so primarily for estate planning or other family oriented purposes and that any transferees will be family members of the optionee.

     EXERCISE OF OPTIONS. The exercise price of options may be paid in cash, by certified check, by tender of stock of the Company (valued at fair market value on the date immediately preceding the date of exercise), by surrender of a portion of the option, or by a combination of such means of payment. The prior consent of the Committee is required in connection with the payment of the exercise price of options by tender of shares or surrender of a portion of the option, except that the consent of the Committee is not required if the exercise price is paid by surrender of shares that have been owned by the optionee for more than six months prior to the date of exercise of the option or by a combination of cash and shares that have been owned for more than six months.

     EFFECT OF CERTAIN CORPORATE TRANSACTIONS. In the event of any change in capitalization affecting the Common Stock of the Company, such as a stock dividend, stock split, recapitalization, merger, consolidation, split-up, combination or exchange of shares or other form of reorganization, liquidation, or any other change affecting the Common Stock, proportionate adjustments will be made with respect to the aggregate number and type of securities for which options may be granted under the Stock Plan, the number and type of securities covered by each outstanding option, and the exercise price of outstanding options so that optionees will be entitled upon exercise of options to receive the same number and kind of stock, securities, cash, property or other consideration that the optionee would have received in connection with the change in capitalization if such option had been exercised immediately preceding such change in capitalization. The Committee may also make such adjustments in the number of shares covered by, and the price or other value of any outstanding options in the event of a spin-off or other distribution, other than normal cash dividends, of company assets to shareholders. In addition, unless the Committee expressly determines otherwise, in the event of a Change in Control (as defined in the Stock Plan) of the Company, all outstanding options will become immediately and fully exercisable and optionees will be entitled to surrender, within 60 days following the Change in Control, unexercised options or portions of options in return for a cash payment equal to the difference between the aggregate exercise price of the surrendered options and the fair market value of the shares of Common Stock underlying the surrendered options.

     MODIFICATION AND TERMINATION OF THE STOCK PLAN. The Stock Plan will terminate on May 11, 2011, except with respect to awards then outstanding. The Committee may from time to time amend, alter, suspend, or discontinue the Stock Plan, without the further approval of the shareholders of the Company, except to the extent such approval may be required by applicable laws or by the rules of any securities exchange upon which the Company shares are admitted to listed trading. No amendment, alteration or discontinuation of the Stock Plan may adversely affect any stock option grants made prior to the time of such amendment, alteration or discontinuation, except with the consent of the holder of the affected options.

     SATISFACTION OF TAX WITHHOLDING OBLIGATIONS. The Company may require as a condition to the issuance of any shares of Common Stock upon exercise of an option that the optionee remit an amount sufficient to satisfy applicable tax withholding requirements. Optionees are permitted to satisfy such withholding obligations in cash, by tendering stock of the Company owned by the optionee (valued at fair market value on the date immediately preceding the date of exercise of the option), by surrender of a portion of the option or by a combination of such means. The prior consent of the Committee is not required in connection with the tender of shares or the surrender of a portion of the option in satisfaction of tax withholding obligations.

     FEDERAL INCOME TAX CONSEQUENCES. An optionee receiving an option qualifying as an "incentive stock option" under Section 422 of the Code will not recognize taxable income upon the grant or exercise of the option. Upon disposition of the shares acquired, the optionee will recognize a capital gain or loss based on the difference between the amount realized and the option price, assuming certain holding period requirements are satisfied and the shares are held as a capital asset. However, the alternative minimum tax may be applicable. The Company will not receive any tax deduction in connection with the grant or exercise of an incentive stock option or, assuming the holding period requirements are satisfied, sale of the shares by an optionee.

     An optionee receiving a nonqualified stock option will not recognize taxable income on the grant of an option, but will be deemed to have received ordinary income on the exercise of an option equal in amount to the difference between the fair market value of the shares acquired as of the date of exercise and the option price. The Company will be entitled to a tax deduction at the same time in the same amount, assuming the deduction is not disallowed by
Section 162(m) of the Code (which limits the deduction in any one year for certain compensation paid to certain executive officers). An optionee's tax basis in the shares acquired will be equal to the fair market value of the shares as of the date of exercise for purposes of measuring any gain or loss on subsequent disposition of the shares.


              SUMMARY OF AWARD ACTIVITY PURSUANT TO THE STOCK PLAN

     As of the Record Date, the Company had issued 9,500,000 options under the Stock Plan. No issued options had been exercised, and 90,500,000 options remained available for future grants. All issued options vested immediately on May 11, 2001, the effective date of the grants, and became exercisable for a period of ten (10) years from the date of grant, or until May 11, 2011, subject to the terms of the Stock Plan. However, the 2,500,000 options granted to Mark
R. Kidd will expire on April 2, 2002, three months after he resigned from his position as a director of the Company.

     The following table summarizes the award activity under the Stock Plan through the Record Date, by named executive officers and other participant classes:

              NAME AND POSITION                                NUMBER OF OPTIONS
              -----------------                                -----------------
     Paul A. Kruger, Chairman of the Board and
     President/ Nominee for Re-election as Director                2,500,000

     Executive Group                                               2,500,000

     Non-Executive Director Group                                  5,000,000

     Lyle W. Miller, Incumbent Director/Nominee for
     Re-election as Director                                       2,500,000

     Non-Executive Officer Employee Group                          2,000,000

     All of the outstanding options were granted with an exercise price equal to the market value of the Common Stock on the date of grant of $0.04 per share. Based on the closing price of the Common Stock as reported by ____________ on the Record Date, of $___________ per share, the market value of the total number of shares underlying outstanding options under the Stock Plan was $__________________. With respect to the options previously granted, however, the exercise price of $0.04 per share is less than the current par value of the Company's Common Stock. Therefore, unless the Reincorporation Proposal (as defined and discussed under Proposal Three of this Information Statement), which will also result in a decrease of the par value of the Common Stock below the exercise price, is approved, no outstanding option may be exercised.

     The Committee has not at this time considered or approved any future awards under the Stock Plan, and, as a result, the identity of future award recipients and the size and terms of future awards are not known at this time.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE APPROVAL OF THE STOCK OPTION PLAN, AS AMENDED.





                                 PROPOSAL THREE

     APPROVAL OF THE MERGER OF THE COMPANY WITH PALWEB OKLAHOMA CORPORATION,
          AN OKLAHOMA CORPORATION, FOR THE PURPOSE OF REDOMICILING THE
                        COMPANY TO THE STATE OF OKLAHOMA

     The Board of Directors of the Company has approved a plan of reorganization ("Plan of Reincorporation"), by which the Company's state of incorporation will be changed from Delaware to Oklahoma (the "Reincorporation Proposal"). If the shareholders approve the Reincorporation Proposal and the Board determines to proceed, this reincorporation would be accomplished through a merger (the "Merger") of the Company into PalWeb Oklahoma Corporation, an Oklahoma corporation ("New PalWeb"), a newly-formed, wholly-owned subsidiary of the Company, which, upon the effective date of the Merger, will change its name to PalWeb Corporation. New PalWeb was formed under the laws of the State of Oklahoma on ______, 2002, solely for the purpose of reincorporating the Company in that state. The Merger is subject to shareholder approval.

     The following discussion summarizes certain aspects of the Reincorporation Proposal. This summary is not intended to be complete and is qualified in its entirety by reference to the Plan of Reincorporation, the Certificate of Incorporation of New PalWeb (the "New Certificate of Incorporation") and New PalWeb's Bylaws (the "New Bylaws"). Copies of the New Certificate of Incorporation and the New Bylaws may be obtained from the Company by contacting PalWeb Corporation, 1607 West Commerce Street, Dallas, Texas 75208.



                                     GENERAL

     The Company's Board of Directors has unanimously approved the Reincorporation Proposal, and, for the reasons set forth below, believes that the best interests of the Company and its shareholders will be served by changing the Company's state of incorporation from Delaware to Oklahoma. The proposed reincorporation will be accomplished by merging the Company into New PalWeb.

     The Merger will not result in any change in the number of shares owned or percentage of ownership of any shareholder of the Company. Pursuant to the Plan of Reincorporation, at the effective date of the Merger, each outstanding share of the Company's Common Stock and each share of the Company's Convertible Preferred Stock will automatically be converted into one share of Common Stock, par value $0.0001 per share, of New PalWeb ("New PalWeb Common Stock"). Each outstanding share of 2001 Preferred Stock will automatically be converted into one share of 2001 Preferred Stock of New PalWeb with identical terms ("New PalWeb 2001 Preferred Stock"). Each outstanding certificate representing shares of Company Common Stock will continue to represent the same number of shares of New PalWeb Common Stock. Following the Merger, previously outstanding shares of Common Stock of the Company may be delivered in effecting sales through a broker, or otherwise. IT WILL NOT BE NECESSARY FOR HOLDERS OF COMMON STOCK OR 2001 PREFERRED STOCK OF THE COMPANY TO EXCHANGE THEIR EXISTING STOCK CERTIFICATES FOR STOCK CERTIFICATES OF NEW PALWEB, ALTHOUGH THEY MAY DO SO IF THEY WISH. HOLDERS OF THE COMPANY'S CONVERTIBLE PREFERRED STOCK WILL BE REQUIRED TO SURRENDER THEIR EXISTING STOCK CERTIFICATES IN EXCHANGE FOR CERTIFICATES OF NEW PALWEB COMMON STOCK. When presently outstanding certificates are presented for transfer after the Merger, new certificates for the stock of New PalWeb will be issued. New certificates will also be issued upon the request of any shareholder, subject to normal requirements as to proper endorsement, signature, guarantee, if required, and payment of applicable taxes. At the Effective Date of the Merger, the Company's Common Stock will continue to be traded on the National Association of Securities Dealers Automatic Quotation ("NASDAQ") over-the-counter bulletin board system ("OTCBB") without interruption and under the same symbol ("PAEB-OB").

     Approval of the Reincorporation Proposal will effect a change in the legal domicile of the Company and certain other changes of a legal nature, as described in this Information Statement. Reincorporation of the Company will not, in and of itself, result in any change in the business, management, location of the principal executive offices, assets, liabilities or shareholders' equity of the Company. The officers and directors of New PalWeb will be identical in all respects to the officers and directors of New PalWeb on the Effective Date of the Merger.

     New PalWeb will possess all the assets and be responsible for all the liabilities of the Company. The stated purposes of New PalWeb, as set forth in the New Certificate of Incorporation, will permit New PalWeb in the future to enter into any lawful business activity. The power and authority to operate in such manner is equivalent to the power and authority granted to the Company under Delaware law and the Company's present Certificate of Incorporation. Reincorporation, in and of itself, will not change the financial condition of the Company and, as noted, will involve only the Company and New PalWeb, which is presently a wholly-owned subsidiary of the Company.

     The Company's Stock Plan will be continued by New PalWeb. Each option or other right to purchase Company Common Stock issued pursuant to the Stock Plan will automatically be converted into an option or right to purchase the same number of shares of New PalWeb Common Stock at the same price per share, upon the same terms and subject to the same conditions as set forth in the Stock Plan. Approval of the Reincorporation Proposal by the shareholders of the Company will constitute approval by the shareholders of New PalWeb of the Stock Plan.

     The New Certificate of Incorporation will include provisions that modify the currently authorized capitalization of the Company. The proposed changes would:

1. effect an increase in the authorized Common Stock of the Company from 250,000,000 to 5,000,000,000 shares;

2. decrease the par value of the Company's Common Stock from $0.10 to $0.0001 per share;

3. recognize as a separate series of preferred stock the 2001 Preferred Stock with 750,000 shares outstanding and authorized; and

4. authorize 20 million additional shares of preferred stock that may be issued from time to time and on such terms as the Board of Directors may determine without action by the shareholders.

     The New Certificate of Incorporation will also include provisions that authorize the Board of Directors to effect a reverse split of all outstanding shares of the Common Stock of New PalWeb at an exchange ratio of not less than 1-for-100. The Board of Directors would have the sole discretion to elect, as it determines to be in the best interests of New PalWeb and its shareholders, whether or not to effect a reverse stock split, and if so, at what exchange ratio, at any time in the future when the Board of Directors determines that a reverse stock split is necessary or in the best interest of the Company and its shareholders based on relevant business factors, including, but not limited to, the Company's current and prospective Common Stock price, trading liquidity, eligibility for listing on the NASDAQ SmallCap or National Market System or a national securities exchange effect, on number of shareholders, the Company's business prospects and such other matters as are appropriately considered by the Board.

     If the Company's shareholders adopt and approve the Reincorporation Proposal, the proposed reorganization will be consummated at such time as the Board of Directors of the Company determines is advisable. The Merger will take effect on the date upon which a certificate of ownership and merger is field with the appropriate officers of the States of Oklahoma and Delaware, which filing is anticipated to be as soon as practicable after adoption and approval of the Reincorporation Proposal by the shareholders of the Company.



                      PURPOSE FOR PROPOSED REINCORPORATION

     The Board of Directors of the Company believes that the best interests of the Company and its shareholders will be served by changing the Company's state of incorporation from Delaware to Oklahoma.

     In 1986, the Oklahoma Legislature enacted a new General Corporation Act (the "Act") which was intentionally patterned off the Delaware General Corporation Law ("Delaware Law"). The Act provides a flexible, clear and modern statutory framework for governance of the Company and other publicly-owned corporations domiciled in Oklahoma which remains substantially equivalent to the Delaware Law. Because the Act is substantially equivalent to the Delaware Law which currently governs the Company, reincorporating under the Act will not result in any material change to the laws governing the Company or the rights and obligations of its shareholders, directors and officers.

     Moreover, the Oklahoma Legislature has demonstrated a desire and practice of adopting changes, including changes similar to or based on changes made to the Delaware Law, that provide a business climate conducive to the growth of Oklahoma-based corporations by accommodating the evolving needs and interests of Oklahoma corporations and their shareholders. An additional benefit of being incorporated under Oklahoma law will be an enhancement of the Company's position to have some voice in legislative and executive branch actions and other governmental decisions affecting corporations incorporated and maintaining offices in Oklahoma. This opportunity can be an important one, as Oklahoma corporations are substantially affected by changes in the legal and financial environment in which they operate, and by the variety of legislative and other governmental actions which may be taken in response to such changes.

     Reincorporation will also permit the Company to go forward with a new certificate of incorporation and bylaws. The New Certificate of Incorporation and New Bylaws should help to eliminate any deficiencies in the prior certificate and bylaws which were adopted and approved during prior ownership of the Company.

     An insignificant additional benefit to reincorporating in Oklahoma is that the franchise taxes that the Company pays as a Delaware corporation will be eliminated. Management of the Company estimates that, on the basis of the business presently conducted by the Company, reincorporation in Oklahoma will not result in any material savings, but savings could be achieved in the future if the Company is successful.

              PURPOSE FOR MODIFIED CAPITAL STRUCTURE OF NEW PALWEB

     The Company's Certificate of Incorporation, as amended, presently authorizes capital stock of the Company as follows:

     o 250,000,000 shares of common stock, with a par value of $0.10 per share; and

     o 20,000,000 shares of preferred stock, with a par value of $0.0001 per share, with voting rights, and that may be convertible to common stock of the corporation.

     o Such stock may be issued from time to time without action by the shareholders for such consideration as may be determined, from time to time, by the Board of Directors and such shares so issued shall be deemed fully paid stock, and the holders of such stock shall not be liable for any further payments thereon. Further, the preferred stock may be issued in one or more series, from time to time, at the discretion of the Board of Directors without shareholder approval, with each such series to consist of such number of shares and to have such voting powers (whether full or limited or no voting powers) and such designations, powers, preferences, and relative, participating, optional, redemption, conversion, exchange, or other special rights, and such qualifications, limitation, or restrictions thereof, as shall be stated in the resolution or resolutions providing for the issuance of such series adopted by the Board of Directors, and the Board of Directors is hereby expressly vested with the authority, to the full extent now or hereafter provided by law, to adopt any such resolution or resolutions.

     As of the Record Date, the Company had issued and outstanding capitalization as follows:

          Common Stock                                  [233,423,244] shares
          Convertible Preferred Stock                     [1,130,000] shares
          2001 Preferred Stock                               750,000  shares
          Warrants to Purchase Common Stock              225,000,000  warrants
          Options to Purchase Common Stock                 9,500,000  options
          (100 million authorized)

     The Company had only 17,526,756 shares of Common Stock authorized but unissued as of the Record Date and 15,250,000 shares of preferred stock authorized which had not yet been established as a series.

     The Company has insufficient shares of Common Stock authorized for issuance in the event that all holders of outstanding Warrants and options could and would determine to exercise such Warrants and options and that the holders of outstanding Convertible Preferred Stock and

2001 Preferred Stock could and would determine to convert such preferred stock in accordance with the terms of applicable Warrants, options and preferred stock agreements, plans and certificates. If all such Warrants and options were immediately exercised and all such preferred stock were immediately converted, the Company would be required to issue 497,000,000 shares of Common Stock. Therefore, the Company must authorize at least 481,553,244 additional shares of Common Stock to meet its obligations in connection with outstanding Warrants, options and preferred stock and an additional 90,500,000 shares of Common Stock to meet its obligatory to reserve shares under the Stock Plan.

     In addition, the current par value of the Company's Common Stock of $0.10 precludes the exercise of the Company's outstanding options and precludes the conversion of the Company's 2001 Preferred Stock which has a conversion price of $0.0286 per share. Effective May 11, 2001, the Company issued options to certain eligible participants to purchase 9,500,000 shares of its Common Stock at $0.04 per share. The options vested immediately and became exercisable for a period of ten (10) years from the date of grant, subject to the terms of the Stock Plan. The options are currently not exercisable because the exercise price of $0.04 is less than the Common Stock's par value of $0.10. The Reincorporation Proposal will result in a reduction in the par value of the Company's Common Stock to $0.0001 which will enable the holders of outstanding options to exercise such options at their discretion, subject to the terms of the Stock Plan. The reduced par value will also eliminate the preclusive effect of the current par value on the conversion of the 2001 Preferred Stock.

     The Board believes that the proposed increase in authorized capital is necessary to raise further capital and to support reserves required for issuance in the event of the exercise of outstanding warrants and options and the conversion of outstanding Convertible Preferred Stock and 2001 Preferred Stock. The Board believes that the additional shares of Common Stock resulting from the increase in authorized capital should be available for issuance from time to time as may be required for various purposes, including the issuance of Common Stock in connection with financing or acquisition transactions and the issuance of Common Stock to managerial and key employees and non-employee directors in lieu of compensation and the issuance or reservation of Common Stock for stock options granted under the Stock Plan.

     The Board anticipates that in the future it will consider a number of possible financing and acquisition transactions that may involve the issuance of additional equity, debt or convertible securities. If the Plan of Reincorporation is approved by the shareholders, the Board would be able to authorize the issuance of shares for these purposes without the necessity, and related costs and delays, of either calling a special shareholders' meeting or of waiting for the regularly scheduled annual meeting of shareholders in order to increase the authorized capital. If in a particular instance shareholder approval were required by law or otherwise deemed advisable by the Board, then the matter would be referred to the shareholders for their approval regardless of whether a sufficient number of shares previously had been authorized. The shareholders are not entitled to preemptive rights with respect to the issuance of any authorized but unissued shares.

     The proposed change in capital is not intended to have any anti-takeover effect and is not part of any series of anti-takeover measures contained in any debt instruments, the Certificate of Incorporation or Bylaws in effect on the date of this Information Statement. However, shareholders should note that the availability of additional authorized and unissued shares of Common Stock could make any attempt to gain control of the Company or the Board more difficult or time consuming and that the availability of additional authorized and unissued shares might make it more difficult to remove current management. Although the Board currently has no intention of doing so, shares of Common Stock could be issued by the Board to dilute the percentage of Common Stock owned by a significant shareholder and to increase the cost of, or the number of, voting shares necessary to acquire control of the Board or to meet the voting requirements imposed by applicable law with respect to a merger or other business combination involving the Company. The Board is not aware of any proposed attempt to take control of the Company or of any attempt to acquire a large block of stock, other than as disclosed elsewhere in this Information Statement. The Board has no present intention to use the increased authorized Common Stock for anti-takeover purposes.



          PURPOSE FOR GRANT OF AUTHORITY TO EFFECT REVERSE STOCK SPLIT

     The Reincorporation Proposal includes a provision in the New Certificate of Incorporation granting the Board discretion to effect a reverse stock split of the Common Stock when and on terms the Board determines in the best interest of the Company and its shareholders (subject to a maximum exchange ratio of 1-for
100).

     The Board believes that a reverse stock split may be beneficial due to the large number of shares that are outstanding. In addition, the Board believes that the low trading price of the Company's Common Stock may impair efficiency of the market for the Common Stock and that brokerage commissions on the purchase or sale of a relatively lower priced stock generally tend to represent a higher percentage of the sales price than the commission on a relatively higher priced stock. The current low trading price of the Company's Common Stock may make the Company unattractive to investors and sources of financing and exposes the Company to many of the risk factors discussed in the Company's Form 10-KSB, a portion of which is attached hereto as Appendix A. The Board of Directors believes that a reverse stock split will improve these factors and may inure it to the benefit of the Company, its shareholders and the market for the Company's Common Stock. The discretion to effect a reverse stock split granted to the Board in the New Certificate of Incorporation would allow the Board to determine the exact size and timing of a reverse split. While the Board has unlimited discretion (subject to the 1-for-100 limit), the Board intends to attempt to use the reverse split as a mechanism to increase the purchase price per share of the Company's Common Stock without significantly altering the overall market capitalization of the Company by selecting an appropriate time and amount of the reverse split.

     If a reverse stock split were effected, the Company would have fewer shares outstanding. A reduction in the number of shares would increase the book value, if any, per share as well as the earnings (or loss) per share. The reduction should also increase the market price per share. These increases could make the Common Stock more attractive to brokers and investors, thereby possibly expanding the group of brokers interested in making a market for the Common Stock and the group of investors interested in investing in the capital of the Company. Nevertheless, the Board of Directors cannot predict what effect the reverse stock split would have on the market price of the Common Stock. A reverse stock split could cause the Company to experience a decline in its overall market capitalization and thus decrease the value of shareholders' investments.

     If the Reincorporation Proposal is approved by the shareholders, the ratio and effective time for any reverse stock split will be as determined by the Board of Directors. A maximum of one hundred (100) shares of Common Stock at the effective time would be deemed to be one (1) share of Common Stock without further action by the shareholders. It will be necessary for a shareholder to exchange certificates representing stock issued prior to the reverse stock split for certificates representing shares resulting after the reverse stock split. If and when a reverse split is authorized by the Board, shareholders will be notified in advance and will be given instructions as to how to exchange their certificates.

     If a reverse stock split is effected, the Company will not issue certificates for fractional shares. Instead, persons who are shareholders at the effective time of the reverse stock split and who otherwise would be entitled to a fractional share would be issued one whole share. All shares of Common Stock held by a record holder will be aggregated for purposes of computing the number of shares of Common Stock subject to the reverse stock split.

     The Company has not and does not intend to seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of a reverse stock split. The Board of Directors believes that a shareholder who does not receive cash in connection with a reverse stock split would not recognize any gain or loss on the exchange, and the Company would not recognize any gain or loss as a result of the reverse stock split.



                        COMPARISON OF SHAREHOLDER RIGHTS

     GENERAL. The Company's Board of Directors has unanimously approved the New Certificate of Incorporation and the New Bylaws to be effective upon completion of the Merger. The New Certificate of Incorporation and New Bylaws are substantively equivalent in all material respects to the Company's current Certificate of Incorporation and Bylaws, except as described below.

     CONTROL SHARE ACQUISITION ACT. The Oklahoma legislature enacted the Control Share Acquisition Act in 1987, and has enacted several amendments since that time. The purpose of the Control Share Acquisition Act is to discourage hostile takeover attempts or the acquisition of a potentially controlling ownership position without the approval of the Board of Directors. The Control Share Acquisition Act is not currently applicable to corporations which are not incorporated under Oklahoma law, and there are no provisions in Delaware Law comparable to the Control Share Acquisition Act. The Act permits an Oklahoma corporation which would otherwise be subject to the Act to be excluded from its application by having an appropriate provision its certificate of incorporation to such effect. The Board of Directors has included such a provision in the New Certificate of Incorporation because (i) the Reincorporation Proposal is not intended to result in additional anti-takeover protections, and (ii) the Board of Directors does not believe the Control Share Acquisition Act provides any benefits not already available by other provisions of the Oklahoma Act which are comparable to those in the Delaware Law and which are currently applicable to the Company.

     SHAREHOLDER WRITTEN CONSENTS. The Oklahoma Act contains provisions which restrict the ability of shareholders of publicly-held, Oklahoma-incorporated corporations to act by shareholder consent. For Oklahoma corporations which are not publicly-held, any action required or permitted to be taken by shareholders may be effected by written consent executed by holders of stock having not less than the minimum number of shares required to approve such action, which in most instances would be no more than a majority of the outstanding shares. Under the Act, actions by written shareholder consent require unanimous approval for publicly-held corporations (such as New PalWeb would be) unless the corporation's certificate of incorporation provides otherwise. This unanimous consent requirement is intended effectively to preclude action by shareholder written consent for publicly-held corporations and to require any shareholder vote to be taken at a meeting only after proper notice and appropriate disclosure. However, because this requirement places restrictions on shareholders or small groups of shareholders owning a majority of the outstanding voting power, it may have the effect of discouraging potential acquirors from making offers to purchase New PalWeb Common Stock which some shareholders might perceive to be in their best interest. Because of the potential anti-takeover effect of the unanimous consent requirement and the fact that the reincorporation proposal is not intended to alter in any material respect existing rights of shareholders under Delaware Law, the Board of Directors has included a provision in the New Certificate of Incorporation which provides that the unanimous shareholder consent requirement will not be applicable to New PalWeb.

     SHAREHOLDERS' RIGHT TO CALL MEETINGS. The Company's current Bylaws contain a provision which permits the holders of at least ten percent of the shares entitled to vote on a matter to call a special meeting of shareholders to address the matter. No similar provision is contained in the Oklahoma Act, the New Bylaws or the New Certificate of Incorporation.

     SHARE ACQUISITION. The Oklahoma Act contains provisions which enable a corporation to acquire all or part of the outstanding shares of another corporation if the board of directors of each corporation adopts and shareholders holding a majority of the outstanding voting stock of the corporation to be acquired approve an agreement of acquisition. The Delaware Law does not contain similar provisions. Under the Oklahoma law, the board of the corporation to be acquired must submit the agreement of acquisition to all shareholders entitled to vote and must give notice of the meeting at which the vote will be taken to all holders of stock, whether voting or nonvoting. Whether or not entitled to vote by the provisions of the corporation's certificate of incorporation, the holders of all outstanding shares of a class of stock to be acquired are entitled to vote as a class upon the agreement of acquisition. Dissenters to such an agreement of acquisition who have followed specified procedures are entitled to a district court appraisal of the fair value of their shares.

     ADVANCE NOTICE OF SHAREHOLDER PROPOSAL. Under the New Bylaws, at a meeting of shareholders, only business properly brought before the meeting may be conducted. Nominations for the election of directors may be made by the Board of Directors or by any shareholder entitled to vote for the election of directors. Other matters to be properly brought before the meeting must be: (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors; (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors; or (iii) otherwise properly brought before the meeting by a shareholder who shall have given a written notice of his or her intent to make a nomination or to bring any other matter before the meeting to the secretary of New PalWeb not more than 150 days and not less than 90 days in advance of the annual meeting, or, in the event of a special meeting of shareholders, not later than the close of the fifteenth day following the day on which notice of the meeting is first mailed to shareholders. The Company's current Bylaws do not contain similar provisions.



              POSSIBLE DISADVANTAGE OF THE REINCORPORATED PROPOSAL

     Despite the belief of the Board of Directors that the Reincorporation Proposal is in the best interests of the Company and its shareholders, shareholders should be aware that many provisions in the Act have not yet received extensive scrutiny and interpretation by the Oklahoma courts. The Delaware Law is widely regarded as the most extensive and well-defined body of corporate law in the United States. Because of Delaware's prominence as a state of incorporation for many major publicly-held corporations, both the legislature and courts in Delaware have demonstrated an ability and willingness to act quickly and effectively to meet changing business needs. Furthermore, Delaware corporations are often guided by the extensive body of court decisions interpreting Delaware's corporate law, and the Delaware Chancery Court is a specialized court of original jurisdiction which adjudicates corporate disputes. There is no assurance that the Oklahoma Legislature will continue to conform the Act to future changes in the Delaware Law, and it is likely that the Oklahoma courts will not be as efficient or adept as the Delaware courts in interpreting the Act because of the fewer number of disputes and the absence of a specialized corporate court. However, the Board of Directors of the Company believes that these potential disadvantages are outweighed by the possibility that Oklahoma courts represent a more convenient (and possibly more favorable) forum for litigating corporate disputes than the Delaware courts.

     The Act is consistent with the trend in the United States to create a more uniform body of law among the states regarding corporate governance. The Oklahoma Legislature has responded to the needs of corporations organized under the laws of Oklahoma through numerous amendments to the Act since its enactment, including amendments to the Act to conform to changes made to the Delaware Law. The Board of Directors believes the Act will provide New PalWeb with a comprehensive, and flexible legal structure under which to operate.


                                TAX CONSEQUENCES

     The Company has not received a tax opinion from its counsel but believes that the proposed Merger will be a tax-free reorganization under the Internal Revenue Code of 1986, as amended. Accordingly, (i) no gain or loss will be recognized for federal income tax purposes by the shareholders of the Company as a result of the Merger and
(ii) the basis and holding period for the stock of New PalWeb received by the shareholders of the Company will be the same as the basis and holding period of the stock of the Company exchanged therefor. The Merger will have no federal income tax effect on the Company. State, local or foreign income tax consequences to shareholders may vary from the federal tax consequences described above, and shareholders should consult their own tax advisors as to the effect of the reincorporation proposal under applicable state, local or foreign income tax laws.


                             ACCOUNTING CONSEQUENCES

     The Merger will not result in any material financial accounting consequences. The existing assets and liabilities of the Company will continue to be reported at their historical amounts on the books of New PalWeb.


                              REGULATORY APPROVALS

     There are no regulatory approvals required in connection with the Reincorporation Proposal.


                                   ABANDONMENT

     Notwithstanding a favorable vote of the shareholders, the Company reserves the right by action of the Board of Directors to abandon the proposed reincorporation prior to the Effective Date of the Merger if it determines that such abandonment is in the best interests of the Company. The Board of Directors has made no determination as to any circumstances which may prompt a decision to abandon the proposed reincorporation.


                                  VOTE REQUIRED

     Pursuant to the Delaware Law, the affirmative vote of the holders of a majority of the outstanding shares of the Company's Common Stock and Convertible Preferred Stock, voting together as a single class, is required for approval of the Merger to effectuate the reincorporation of the Company in Oklahoma. Under the Shareholders Agreement, by virtue of WCC's designation of two-thirds of the Company's Board, WCC's approval of the Reincorporation Proposal is also required. A vote of approval of the Reincorporation Proposal will constitute specific approval of the Plan of Reincorporation, and of all other transactions and proceedings relating to the Merger, including the assumption by New PalWeb of the Company's Stock Plan, and the obligations of the Company under such plan, the changes in capitalization and the grant of authority to the Board to effect a reverse stock split. WCC's designated Board members have approved the Reincorporation Proposal. In addition, all Board members, who collectively own or have the right to vote approximately 40.8% of the existing outstanding Common Stock and Convertible Preferred Stock, intend to vote in favor of the Reincorporation Proposal, and the Company anticipates that Bill J. English, as trustee, will vote up to 14.8% of the existing outstanding Common Stock and Convertible Preferred Stock in favor of the Reincorporation Proposal (depending on the number of shares voted against the proposal), which would be a total of up to 55.7% of the existing outstanding Common Stock and Convertible Preferred Stock voted in favor of the Reincorporation Proposal.

                               NO APPRAISAL RIGHTS

     Under applicable provisions of the Delaware Law, there are no dissenting shareholder appraisal rights available in connection with the Reincorporation Proposal.


                     CONSEQUENCES OF NON-APPROVAL OF MERGER

     If the Reincorporation Proposal is not approved, the Company will remain a Delaware corporation. The authorized capitalization of the Company and the par value of the Common Stock of the Company will remain unchanged. Grantees of options to date under the Company's Stock Plan will be unable to exercise such options. The Company will have insufficient authorized shares of its Common Stock for issuance in the event that all holders of the Company's Warrants elect to purchase Common Stock and all holders of the Company's Convertible Preferred Stock and 2001 Preferred Stock become entitled or elect to convert their shares into Common Stock. The Company believes that prospects for additional capitalization and financing necessary to the Company's viability and ultimate success will become increasingly weak, and the market value of the Company's Common Stock and its shareholders' investments will likely decline.

THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE REINCORPORATION PROPOSAL AND THE MERGER WHICH WILL EFFECTUATE THE REINCORPORATION PROPOSAL AND UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF THE REINCORPORATION PROPOSAL.




                    EXECUTIVE COMPENSATION AND OTHER MATTERS

                             EXECUTIVE COMPENSATION

     Other than Mr. Paul Kruger, the Company Chairman and President, no other executive officers receive a salary as a part of executive compensation. The following table sets forth the compensation paid to named executive officers during fiscal years ending May 31, 2000 and 2001.


                           SUMMARY COMPENSATION TABLE


                                    ANNUAL COMPENSATION   LONG-TERM COMPENSATION
     NAME AND         FISCAL YEAR   -------------------   SECURITIES UNDERLYING
PRINCIPAL POSITION   ENDING MAY 31   SALARY       BONUS       OPTIONS/SARS(#)
------------------   -------------  ---------     -----       ---------------
Paul A. Kruger,           2001      $12,000        -0-           2,500,000
Chairman of the           2000      $ 6,000(1)     -0-              -0-
Board and President


(1) Mr. Kruger was first placed on the payroll of the Company on December 1, 1999.

     The following table contains information concerning the grant of stock options during the fiscal year ended May 31, 2001, under the Company's Stock Plan to named executive officers.


                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

                               (INDIVIDUAL GRANTS)

                  NUMBER OF        PERCENT OF
                  SECURITIES     TOTAL OPTIONS/     EXERCISE
                  UNDERLYING     SARS GRANTED TO     OR BASE
                 OPTIONS/SARS      EMPLOYEES          PRICE      EXPIRATION
   NAME         GRANTED (#)(1)   IN FISCAL YEAR      ($/SH)         DATE
--------------  --------------   ---------------    --------     -----------
Paul A. Kruger     2,500,000          28%           $0.04(1)     May 11, 2011(2)


(1) All options granted to Paul A. Kruger during fiscal year 2001 were granted under the Company's Stock Plan. Exercise price of options must be paid in cash, by tender of shares of Common Stock (valued at fair market value at the date of exercise), by surrender of a portion of the option, or by a combination of such means of payment. The exercise price of such options is equal to 100% of the market price per share of the Common Stock on the date of grant.

(2) The options granted to Mr. Kruger were made fully vested and immediately exercisable as of the date of the grant, except that such options may not be exercised unless and until the Company's certificate of incorporation is amended to reduce the par value of the Company's Common Stock below $0.04 per share. The options expire if not exercised 10 years after the date of grant.

     The following table provides information with respect to named executive officers concerning the exercise of options during the fiscal year ended May 31, 2001, and unexercised options held as of May 31, 2001.


AGGREGATE OPTION/SAR EXERCISES IN THE LAST FISCAL YEAR AND FY-END
OPTION/SAR VALUES
                                                                    VALUE OF
                                                  NUMBER OF        UNEXERCISED
                                                 UNEXERCISED      IN-THE-MONEY
                   SHARES                       OPTIONS/SARS      OPTIONS/SARS
                  ACQUIRED                      AT FY-END (#)     AT FY-END ($)
                     ON             VALUE        EXERCISABLE/      EXERCISABLE/
    NAME         EXERCISE(#)     REALIZED($)    UNEXERCISABLE     UNEXERCISABLE
--------------   -----------     -----------   ----------------   --------------
Paul A. Kruger      -0-             N/A        2,500,000/-0-(1)   $87,500/-0-(2)


(1) None of these options are exercisable unless and until the shareholders of the Company amend the certificate of incorporation of the Company to reduce the par value of the Common Stock of the Company.

(2) Value of unexercised in-the-money options at May 31, 2001, is calculated based on the fair market value of the Common Stock on May 31, 2001, of $0.075 per share less the option exercise price.

             INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

     Mr. Paul A. Kruger may have an interest in connection with "Proposal Two, Approval of the Stock Option Plan" due to his ownership of options as further described in "Security Ownership of Certain Beneficial Owners and Management." If the Stock Plan is not approved, Mr. Kruger's options will not qualify as incentive options for purposes of Section 422 of the Code, but they will remain outstanding.

     Messrs. Paul A. Kruger, Lyle W. Miller, Warren F. Kruger and William W. Pritchard may have certain interests in connection with the proposed modification of the capital structure of the Company as described under "Proposal Three, Approval of the Merger of the Company with PalWeb Oklahoma Corporation, an Oklahoma Corporation, For the Purpose of Redomiciling the Company to the State of Oklahoma" due to their ownership of options, 2001 Preferred Stock and/or Warrants as further described in "Security Ownership of Certain Beneficial Owners and Management," of which the options and Warrants cannot be exercised and the 2001 Preferred Stock cannot be converted unless the capital structure of the Company is modified to increase the outstanding shares of Common Stock and/or to reduce the par value of the Common Stock.

     Messrs. Paul A. Kruger, Warren F. Kruger, William W. Pritchard, Bradley C. Shoup and Bryan R. Kirchmer may have certain interests in connection with the proposed modification of the capital structure of the Company as described under "Proposal Three, Approval of the Merger of the Company with PalWeb Oklahoma Corporation, an Oklahoma Corporation, For the Purpose of Redomiciling the Company to the State of Oklahoma" by virtue of their ownership interests in Westgate. Westgate owns 2001 Preferred Stock and/or Warrants as further described in "Security Ownership of Certain Beneficial Owners and Management," of which the Warrants cannot be exercised and the 2001 Preferred Stock cannot be converted unless the capital structure of the Company is modified to increase the outstanding shares of Common Stock and/or to reduce the par value of the Common Stock.

                           RELATED PARTY TRANSACTIONS

ISSUANCES OF SECURITIES

     On January 10, 2000, the Company issued the following number of shares of unregistered Common Stock to the following parties as consideration for the cancellation of the debt set forth opposite of such parties' names:

                                                       NO. OF SHARES
                                                         ISSUED IN
                                    DEBT OWED           CANCELLATION
       NAME                       BY THE COMPANY        OF SUCH DEBT
-----------------                 --------------        ------------
Hildalgo Trading Company, LC         $701,000             7,010,000
Onward, L.L.C.                        312,429             3,124,786
Paul A. Kruger                        174,000             1,740,000

Hildalgo and Onward are wholly owned by Paul A. Kruger. At the date of this transaction, the market price of the Company's Common Stock was $0.09 per share.

     Also on January 10, 2000, the Company issued 3,500,210 shares of unregistered Common Stock of the Company to Hildalgo as consideration for consulting services provided to the Company by Hildalgo having a value of $350,021.

     For information on the issuance of 2001 Preferred Stock and Warrants on January 4, 2002 to affiliates of Paul A. Kruger, Warren Kruger and William W. Pritchard, see "Change in Control."


PACECO FINANCIAL SERVICES, INC.

     On April 3, 2000, the Company acquired Paceco Financial Services, Inc. ("PFS") by means of a merger of PFS's parent company, Pace Holding, Inc., into a wholly owned subsidiary of the Company, PP Financial, Inc. In the acquisition, the Company issued 50 million shares of its Common Stock in exchange for all the outstanding stock of Pace Holding and PFS became an indirect wholly owned subsidiary of the Company. All of the outstanding stock of Pace Holding was owned by Paul Kruger, the Chairman and Chief Executive Officer of the Company. PFS, in addition to its other assets, owned 43.5 million shares of the Company's Common Stock, which by virtue of the acquisition, were treated as treasury stock on the Company's records and, accordingly, the acquisition resulted in the issuance of an additional 6.5 million shares of the Company's Common Stock.

     The 50 million shares of the Company's Common Stock that the Company exchanged for all of the outstanding stock of Pace Holding was authorized and approved by the directors of the Company other than Mr. Kruger, Mark R. Kidd and Lyle W. Miller. The 6.5 million incremental shares of the Company's Common Stock that were issued in the acquisition of Pace Holding represented the value attributable to Paceco's business, other than the ownership of the Company Common Stock.

     PFS has been in business since 1952 and is engaged in the business of making consumer and small business loans primarily in Oklahoma and is regulated as an "investment certificate issuer" by the Oklahoma Department of Securities ("ODS"). The Company acquired PFS with the intent of using PFS to finance large purchases of pallets. However, PFS encountered regulatory difficulties with the ODS, and, as a result of these difficulties, PFS has not engaged in any pallet financing activities as of January 4, 2002.

     The Company entered into a negotiated arrangement with the Oklahoma Department of Securities in late 2000 whereby a plan (the "Plan") was devised for redeeming depositors' passbook savings accounts and time certificates (collectively referred to herein as "Deposits") of PFS. In general, the Plan provided a method for redeeming the outstanding Deposits through the transfer of 43,500,000 shares of the Company Common Stock owned by PFS ("PFS Shares") to an independent trustee and the sale of the PFS Shares by the trustee on or before December 31, 2004 either through open market or private sales or by exercise of an option to put the shares to Paul A. Kruger with the net sales proceeds being used to redeem the Deposits. Pursuant to that certain put agreement (the "Put Agreement") by and between Paul Kruger, Bill J. English, as Trustee (the "Trustee"), and PFS dated December 20, 2000, the percentage of PFS shares to be purchased by Mr. Kruger shall be the difference between the amount payable to Deposit holders each year (20% of account balances outstanding on December 1, 2000; 25% of account balances outstanding on January 1, 2001; 331/3% of account balances outstanding on January 1, 2002; 50% of account balances outstanding on January 1, 2003; and 100% of account balances outstanding on January 1, 2004, or such other amount as shall cause the account balances to equal zero at December 31, 2004) and the amount distributed to Deposit holders each year from sources other than the put, as a percentage of the outstanding account balances.

     In accordance with the Put Agreement and the Plan, on December 20, 2001, PFS made a payment of $357,000 to the Trustee, and Paul A. Kruger purchased 8,850,000 shares of the PFS shares from the Trustee for $1,000,000 in order to redeem 331/3% of account balances outstanding as of January 1, 2002. This is the first time that any PFS Shares have been put to Mr. Kruger. Accordingly, as of December 20, 2001, there were 34,650,000 PFS Shares held by the Trustee.


OFFICE SHARING ARRANGEMENT

     In April of 2001, the Company entered into an agreement with Foresight, Inc., a company of which Messrs. Paul Kruger and Lyle W. Miller are on the Board of Directors and that is a wholly owned subsidiary of a publicly-held company of which Paul Kruger beneficially owns in excess of 10%, whereby Foresight agreed to make a portion of its leased premises in Norman, Oklahoma, available to one full-time employee of the Company, provide the services of a part-time employee of Foresight, and pay the Company's expenses in connection with normal office usage for telephone, fax, copying, postage and other expenses in exchange for the sum of $3,000 per month. The agreement was effective as of January 1, 2001 and may be terminated by either party at any time upon 30 days written notice.


ADVANCES AND LOANS

     As of January 4, 2002, Paul A. Kruger's affiliated entities had loaned the Company approximately $1,226,282, pursuant to various notes with face amounts aggregating a total of $2,000,000. These loans were made from approximately June of 2000 through December of 2001. The maturity dates of all of these notes was January 15, 2002, and the notes accumulated interest at the rate of 12% per year. These loans were secured by substantially all of the assets of the Company and PPP, including equipment, furniture, fixtures, inventory, accounts receivables and patents. As described above, on January 4, 2002, the principal amounts of these loans were converted into 2001 Preferred Stock and Warrants. Also on January 4, 2002, the Company paid the interest accrued on these loans in the amount of $174,608.

     Beginning on March 1, 2001, the Company began to receive financing in the form of loans from Yorktown Management and Financial Services, LLC, ("Yorktown"), which is principally owned by Warren F. Kruger. Through January 4, 2002, Yorktown had advanced a total of $5,214,297 pursuant to various notes bearing interest at 12% and maturing on January 15,

2002. These notes were secured, subordinate to the lien described above, by substantially all of the assets of the Company and PPP, including equipment, furniture, fixtures, inventory, accounts receivables and patents. The Company has used and continues to use the proceeds principally for the acquisition of a new production line of manufacturing equipment. The Company also used $300,000 of these proceeds to settle certain litigation involving Ralph Curton, Jr. For more information regarding the litigation with Ralph Curton, Jr. and the subsequent settlement, see the Company's Form 10-KSB. As described above, on January 4, 2002, the principal amounts of these loans were converted into 2001 Preferred Stock and Warrants. Also on January 4, 2002, the Company paid the interest accrued on these loans in the amount of $92,204.


LEASE AGREEMENT

     From June of 2000 through January 2002, the Company occupied its Dallas facility under a lease with Onward, an affiliate of Paul A. Kruger. As of January 4, 2002, this facility was transferred to the Company in connection with the private placement described above. During the year ended May 31, 2001, the Company paid rent to Mr. Kruger of $ 163,380.



                       SECTION 16(A) BENEFICIAL OWNERSHIP
                              REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, officers and persons who beneficially own more than 10% of the Company's Common Stock to file with the Securities and Exchange Commission and the American Stock Exchange initial reports of ownership and reports of changes in ownership of Common Stock of the Company. Officers, directors and greater than 10% beneficial owners are required by regulation to furnish to the Company copies of all Section 16(a) reports they file.

     Based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required during fiscal 2001, to the Company's knowledge, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners during fiscal 2001 were complied with on a timely basis, except as follows:


                                                 NUMBER OF TRANSACTIONS
                            NUMBER OF                 NOT REPORTED
     NAME                  LATE REPORTS             ON A TIMELY BASIS
     ------------          ------------          -----------------------
     Mark R. Kidd               2                          2
     Paul A. Kruger             1                          1
     Lyle W. Miller             1                          1

                            VOTING AT ANNUAL MEETING

     The director nominees receiving a plurality of the votes of the holders of Common Stock and Convertible Preferred Stock voting together as a single class will be elected as directors. The affirmative vote of the holders of a majority of the shares of Common Stock and Convertible Preferred Stock which are present in person or represented by proxy at the Annual Meeting is required to approve the Stock Plan. The affirmative vote of the holders of a majority of the outstanding shares of Common Stock and Convertible Preferred Stock is required to approve the Reincorporation Proposal. Any other matters properly brought before the Annual Meeting will be decided by a majority of the votes cast on the matter, unless otherwise required by law.

     Because directors are elected by a plurality vote rather than a majority of the shares entitled to vote or a majority of the shares present in person or represented by proxy at the Annual Meeting, proxies marked "withhold authority" with respect to any one or more nominees will not affect the outcome of the nominee's election unless the nominee receives no affirmative votes or unless other candidates are nominated for election as directors. However, because shares represented by proxies that are marked "abstain" with regard to the proposal to approve the Stock Plan will be counted for the purpose of determining the number of shares represented by proxy at the Annual Meeting, such proxies marked "abstain" will have the same effect as if the shares represented thereby were voted against the proposal. Similarly, shares represented by proxies that are marked "abstain" with regard to the Reincorporation Proposal will not be voted in favor of the proposal, and, therefore, will have the same effect as if the shares represented thereby were voted against the proposal.

     Shares represented by proxies returned by brokers where the broker's discretionary authority is limited by stock exchange rules will be treated as represented at the Annual Meeting only as to such matter or matters voted on in the proxy. Shares represented by limited proxies will be treated as represented at the meeting only as to such matter or matters for which authority is granted in the limited proxy.



                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     The Board of Directors has selected Hulme Rahhal Henderson, Inc. to serve as the Company's independent certified public accountants for the fiscal year ending May 31, 2002. Hulme Rahhal Henderson, Inc. has been the auditor of the Company's financial statements since May 5, 1999. Representatives of Hulme Rahhal Henderson, Inc. are expected to be present at the Annual Meeting, with the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.



                            PROPOSALS OF SHAREHOLDERS

     The Board of Directors will consider proposals of shareholders intended to be presented for action at annual meetings of shareholders. According to the rules of the Securities and Exchange Commission, such proposals shall be included in the Company's Proxy Statement if they are received in a timely manner and if certain requirements are met. For a shareholder proposal to be included in the Company's Proxy Statement relating to the 2003 Annual Meeting of Shareholders, a written proposal complying with the requirements established by the Securities and Exchange Commission, including Rule 14a-8 under the Securities Exchange Act of 1934, must be received no later than November 25, 2002. In addition, shareholders are notified that the deadline for providing the Company timely notice of any shareholder proposal to be submitted outside of the Rule 14a-8 process for consideration at the 2003 Annual Meeting of Shareholders is February 8, 2003. As to all such matters of which the Company does not have notice as of February 8, 2003, discretionary authority to vote on such matters will be granted to the persons designated in the proxies solicited by the Company relating to the 2003 Annual Meeting. All shareholder proposals should be delivered to PalWeb Corporation, 1607 West Commerce Street, Dallas, Texas 75208



                                  OTHER MATTERS

     The Company does not know of any matters to be presented for action at the Annual Meeting other than those listed in the Notice of Meeting and referred to herein.

     COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FILED WITH THE SECURITIES AND EXCHANGE COMMISSION MAY BE OBTAINED, WITHOUT CHARGE TO SHAREHOLDERS, BY WRITING ARLIN PLENDER, INVESTOR RELATIONS AT PALWEB CORPORATION, 1607 WEST COMMERCE STREET, DALLAS, TEXAS 75208.


           CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

     This Information Statement, including Appendix A, contains forward-looking statements regarding potential future events and developments affecting the business of the Company. Such statements relate to, among other things: future operations of the Company, the development of distribution channels and product sales and the introduction of new products into the market. Forward-looking statements may be indicated by the words expects, estimates, anticipates, intends, predicts, believes, or other similar expressions. Forward-looking statements appear in a number of places in this Information Statement, including Appendix A, and may address the intent, belief, or current expectations of the Company and its Board of Directors and management with respect to the Company and its business. The forward-looking statements are subject to various risks and uncertainties described in this Information Statement, including Appendix A. For these reasons, the Company's actual results may vary materially from the forward-looking statements.

                                   APPENDIX A
                                   ----------


FINANCIAL INFORMATION

     Certain financial information about PalWeb Corporation, a Delaware corporation ("PalWeb"), required by the Securities and Exchange Commission ("SEC") to be distributed to shareholders as an annual report is set forth below. The financial statements were originally filed with the SEC on September 13, 2001, as part of PalWeb's Annual Report on Form 10-KSB for the fiscal year ended May 31, 2001 (the "Form 10-KSB"), and the other information contained in this Appendix A is substantially similar to disclosures made in the Form 10-KSB. PalWeb also filed with the SEC Quarterly Reports on Form 10-QSB for the quarterly periods ending August 31, 2001, and November 30, 2001. Such Forms 10-QSB were filed on October 15, 2001, and January 14, 2002, respectively. Copies of such Forms 10-QSB and other reports filed by PalWeb may be found at the SEC's website located at http://www.sec.gov. You are encouraged to review the financial information set forth below together with subsequent information filed by PalWeb with the SEC and other publicly available information.

FINANCIAL STATEMENTS

                          INDEPENDENT AUDITOR'S REPORT


Board of Directors
PalWeb Corporation
Dallas, Texas

     We have audited the accompanying consolidated balance sheet of PalWeb Corporation and its subsidiaries as of May 31, 2001, and the related consolidated statements of operations, stockholders' deficiency, and cash flows for the years ended May 31, 2001 and 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with U.S. generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material aspects, the financial position of PalWeb Corporation and its subsidiaries as of May 31, 2001, and the results of their operations and their cash flows for the years ended May 31, 2001 and 2000, in conformity with U.S. generally accepted accounting principles.

     The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company is in the development stage and has suffered significant losses from operations. Substantial additional funding will be required to implement its business plan and to attain profitable operations. The lack of adequate funding to maintain working capital and stockholders' deficits at May 31, 2001, raises substantial doubt about its ability to continue as a going concern. In addition, PalWeb has a wholly owned subsidiary which issues thrift accounts and savings certificates to investors. The subsidiary does not have sufficient assets to liquidate investors' thrift accounts and savings certificates. Management's plans in regard to these matters are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.



                                                    HULME RAHHAL HENDERSON, INC.

August 15, 2001
Ardmore, Oklahoma

                       PALWEB CORPORATION AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)
                           CONSOLIDATED BALANCE SHEET
                                  MAY 31, 2001





                                     ASSETS
                                     ------
MANUFACTURING:
   Current Assets:
   Cash                                                   $   10,923
   Accounts receivable                                        72,788
   Inventory (Note 4)                                        142,689
   Prepaid Expenses                                           95,000
                                                          ----------
         Total current assets                                321,400

   Property, Plant and Equipment, net
   of accumulated depreciation (Note 6)                    2,325,483

   Other Assets (Note 7)                                      76,031
                                                          ----------

         TOTAL MANUFACTURING ASSETS                        2,722,914
                                                          ----------

FINANCE:
   Cash                                                       69,546
   Loans receivable, net of allowance for
   doubtful accounts (Note 5)                                814,349
                                                          ----------

         TOTAL FINANCE ASSETS                                883,895
                                                          ----------

TOTAL ASSETS                                              $3,606,809
                                                          ==========


















                   The accompanying notes are an integral part
                    of this consolidated financial statement.

                       PALWEB CORPORATION AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)
                           CONSOLIDATED BALANCE SHEET
                                  MAY 31, 2001





                    LIABILITIES AND STOCKHOLDERS' DEFICIENCY
                    ----------------------------------------

MANUFACTURING:
   Current Liabilities:
   Note payable (Note 8)                                  $  1,536,559
   Note payable - related party (Note 8)                       947,200
   Accounts payable                                          1,705,033
   Accrued interest payable                                    118,031
                                                          ------------

         Total current liabilities                           4,306,823

   Deferred Income (Note 12)                                   707,044
                                                          ------------

         TOTAL MANUFACTURING LIABILITIES                     5,013,867
                                                          ------------

FINANCE:
   Thrift accounts and time certificates (Note 9)            5,107,257
   Accrued interest payable                                    204,061
   Notes payable (Note 8)                                      171,836
                                                          ------------

         TOTAL FINANCE LIABILITIES                           5,483,154
                                                          ------------

COMMITMENT AND CONTINGENCY (Notes 18 and 19)

STOCKHOLDERS' DEFICIENCY (Notes 13 and 14):
   Preferred stock, $.0001 par, 20,000,000 shares
    authorized, 2,525,000 shares outstanding                       253
   Common stock, $.10 par value, 250,000,000
    authorized, 231,928,244 shares outstanding              23,192,825
   Additional paid-in capital                                9,725,686
   Deficit accumulated during development stage            (35,258,710)
                                                          ------------
                                                            (2,339,946)
   Treasury stock, 43,500,000 shares common, at cost        (4,550,266)
                                                          ------------
         TOTAL STOCKHOLDERS' DEFICIENCY                     (6,890,212)
                                                          ------------

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIENCY            $  3,606,809
                                                          ============




                   The accompanying notes are an integral part
                    of this consolidated financial statement.

                       PALWEB CORPORATION AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                   From Inception
                                                       Year Ended May 31,          (November 20,
                                                ------------------------------        1995) to
                                                    2001              2000          May 31, 2001
                                                ------------      ------------      ------------
MANUFACTURING:
   Sales                                        $     89,211      $     14,013      $    195,918

   Expenses:
   Research and development                           95,000              --             501,943
   Salaries and benefits                             307,085           357,226         1,658,417
   General and administrative expenses               907,940         1,949,987         9,665,648
   Depreciation expense                              204,584           204,805           818,503
   Impairment                                           --                --           3,456,231
   Interest expense                                  300,451           188,822           952,464
                                                ------------      ------------      ------------
         Total expenses                            1,815,060         2,700,840        17,053,206
                                                ------------      ------------      ------------
   Other income (expense):
   Gain on settlement of contracts
    and liabilities                                1,541,783            57,479         1,599,262
   Other                                                --              (4,877)          272,308
                                                ------------      ------------      ------------
         Total other income (expense)              1,541,783            52,602         1,871,570
                                                ------------      ------------      ------------
         LOSS FROM MANUFACTURING OPERATIONS         (184,066)       (2,634,225)      (14,985,718)

FINANCE:
   Revenues -
   Interest and fees on loans                        177,580            68,906           246,486
   Other income                                        3,988             1,004             4,992
   Gain (loss) on sale of assets                      18,615            (1,250)           17,365
                                                ------------      ------------      ------------
         Total Revenues                              200,183            68,660           268,843
                                                ------------      ------------      ------------
   Expenses -
   Interest on thrift accounts and
    time certificates                                319,381            72,514           391,895
   Interest on notes payable                          17,366             3,293            20,659
   Salaries and benefits                              40,311            16,864            57,175
   Other operating expenses                          235,794           141,871           377,665
   Provision for credit losses                       173,426           180,000           353,426
   Depreciation and amortization                     782,398           105,910           888,308
                                                ------------      ------------      ------------
         Total expenses                            1,568,676           520,452         2,089,128
                                                ------------      ------------      ------------
         LOSS FROM FINANCE OPERATIONS             (1,368,493)         (451,792)       (1,820,285)
                                                ------------      ------------      ------------
LOSS FROM TOTAL OPERATIONS, BEFORE
 DISCONTINUED AND EXTRAORDINARY ITEMS             (1,552,559)       (3,086,017)      (16,806,003)

INCOME (LOSS) FROM DISCONTINUED OPERATIONS            73,838            (9,425)         (792,648)

EXTRAORDINARY GAIN                                      --                --              68,616
                                                ------------      ------------      ------------
NET LOSS                                        $ (1,478,721)     $ (3,095,442)     $(17,530,035)
                                                ============      ============      ============

                       PALWEB CORPORATION AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)
                CONSOLIDATED STATEMENTS OF OPERATIONS - CONTINUED










LOSS PER COMMON SHARE:
   Loss before discontinued operation           $      (0.01)            (0.02)
   Loss from discontinued operation                     --                --
                                                ------------      ------------

   Loss per common share                        $      (0.01)     $      (0.02)
                                                ============      ============

WEIGHTED AVERAGE SHARES OUTSTANDING              198,293,000       207,608,000
                                                ============      ============



































                   The accompanying notes are an integral part
                    of this consolidated financial statement.

                       PALWEB CORPORATION AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)
         CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIENCY




                            Preferred Stock                  Common Stock              Additional                        Total
                      ----------------------------    ----------------------------      Paid-in       Accumulated     Stockholders'
                         Shares          Amount          Shares          Amount         Capital         Deficit        Deficiency
                      ------------    ------------    ------------    ------------    ------------    ------------    ------------
BALANCES,
 May 31, 1999              880,000              88     217,981,046      21,798,105       2,027,465     (27,391,427)     (3,565,769)

Issuance of stock
 for services              125,000              13      14,625,210       1,462,521          18,737            --         1,481,271

Contribution of debt
 to capital                   --              --              --              --           189,000            --           189,000

Stock issued in
 satisfaction of debt    3,963,890             396      12,334,790       1,233,479         627,538            --         1,861,413

Default judgement on
 related party debt           --              --              --              --         1,619,422            --         1,619,422

Preferred stock
 converted to common    (2,193,890)           (219)      2,193,890         219,389        (219,170)           --              --

Cancellation of
 common stock                 --              --       (54,856,692)     (5,485,669)      5,485,669            --              --

Stock issued in
 acquisition                  --              --        50,000,000       5,000,000            --        (3,293,120)      1,706,880

Net loss                      --              --              --              --              --        (3,095,442)     (3,095,442)
                      ------------    ------------    ------------    ------------    ------------    ------------    ------------

BALANCES,
 May 31, 2000            2,775,000             278     242,278,244      24,227,825       9,748,661     (33,779,989)        196,775

Stock issued in
 satisfaction of debt         --              --           100,000          10,000           2,000            --            12,000

Preferred stock
 converted to common      (250,000)            (25)        250,000          25,000         (24,975)           --              --

Cancellation of
 common stock                 --              --       (10,700,000)     (1,070,000)           --              --        (1,070,000)

Net loss                      --              --              --              --              --        (1,478,721)     (1,478,721)
                      ------------    ------------    ------------    ------------    ------------    ------------    ------------
BALANCES,
 May 31, 2001            2,525,000             253     231,928,244    $ 23,192,825    $  9,725,686    $(35,258,710)   $ (2,339,946)
                      ============    ============    ============    ============    ============    ============    ============

                   The accompanying notes are an integral part
                    of this consolidated financial statement.

                       PALWEB CORPORATION AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                 From Inception
                                                     Year Ended May 31,          (November 20,
                                              ------------------------------        1995) to
                                                  2001              2000          May 31, 2001
                                              ------------      ------------      ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net loss                                     $ (1,478,721)     $ (3,095,442)     $(17,530,035)
 Adjustments to reconcile net loss to
  cash used by operating activities:
   Depreciation and amortization                 1,001,348           315,509         1,756,771
   Extraordinary gain on debt retirement              --                --             (68,616)
   Consulting services paid by
    issuance of common stock                    (1,070,000)        1,481,271         5,646,271
   Impairment of investment                           --                --           3,145,000
   Loss (gain) of disposition of property          (31,099)            4,877           285,009
   Provision for credit losses                     173,426           180,000           353,426
   Changes in accounts receivable                  (71,988)             (800)          (72,788)
   Changes in inventory                           (128,966)           (3,785)         (142,689)
   Changes in other assets                          58,918           (78,303)         (105,222)
   Changes in payable - related party                 --             707,909         2,930,901
   Changes in accounts payable
    and accrued expenses                         1,121,869           201,882         3,165,615
   Increase in customer deposits                      --                --             300,000
                                              ------------      ------------      ------------
         Net cash provided by (used)
          operating activities                    (425,213)         (286,882)         (336,357)

CASH FLOWS FROM INVESTING ACTIVITIES:
 Purchase of property and equipment             (1,804,231)         (233,049)       (5,252,853)
 Decrease in loans receivable                    1,380,379            89,483         1,469,862
 Net liabilities from acquisition
  of finance and real estate                          --             230,724           230,724
 Proceeds from sale of equipment                 1,362,000            19,461         1,456,456
 Proceeds from lease finance obligation               --                --             149,517
                                              ------------      ------------      ------------
         Net cash provided by (used)
          investing activities                     938,148           106,619        (1,946,294)

CASH FLOWS FROM FINANCING ACTIVITIES:
 Proceeds from notes and advances payable        1,898,759           452,500         3,365,066
 Payments on notes payable                      (1,042,875)           (9,355)       (1,291,980)
 Decrease in savings certificates               (1,556,232)            4,290        (1,551,942)
 Proceeds from mortgage payable - related party       --                --           1,350,000
 Proceeds from issuance of common stock               --                --             491,976
                                              ------------      ------------      ------------
         Net cash provided (used) by
          financing activities                    (700,348)          447,435         2,363,120
                                              ------------      ------------      ------------
NET INCREASE (DECREASE) IN CASH                   (187,413)          267,172            80,469
CASH, beginning of period                          267,882               710              --
                                              ------------      ------------      ------------
CASH, end of period                           $     80,469      $    267,882      $     80,469
                                              ============      ============      ============
SUPPLEMENTAL INFORMATION (Note 16)

                   The accompanying notes are an integral part
                    of this consolidated financial statement.

                       PALWEB CORPORATION AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         ORGANIZATION

         Effective December 12, 1997, PalWeb Corporation ("PalWeb"), formerly Cabec Energy Corporation, was acquired in a reverse acquisition by the stockholders of Plastic Pallet Production, Inc.("PPP") whereby the stockholders of PPP became majority owners of PalWeb. Pursuant to the agreement, PalWeb exchanged its common stock for the outstanding common stock of PPP and the assets and liabilities of PalWeb and its subsidiaries as of the effective date were to be transferred into a new company whose stock was to be distributed to the stockholders of PalWeb, other than the new stockholders resulting from the PPP stock transfer. This latter distribution was effected November 10, 1998.

         The business of PalWeb as of December 12, 1997 was principally involved in energy services. Since the disposition of the energy services net assets was approved at the time of approval of the PPP stock exchange, these net assets were accounted for as discontinued operations. Further, the distribution effected as of November 10, 1998 is accounted for as a spin off in accordance with APB Opinion No. 29, "Accounting for Nonmonetary Transactions."

         PalWeb is principally engaged in the manufacture and marketing of plastic pallets and the related injection molding equipment necessary to produce plastic pallets. In addition, PalWeb is engaged in consumer loans through its indirect subsidiary, Paceco Financial Services, Inc. ("PFS").

         PRINCIPLES OF CONSOLIDATION

         The accompanying consolidated financial statements include the accounts of PalWeb and its subsidiaries. All material intercompany accounts and transactions have been eliminated.

         DEVELOPMENT STAGE COMPANY

         PPP from its inception, November 20, 1995, has pursued the development of a plastic pallet which will compete with traditional wood pallets. Additionally, PPP has designed an injection molding machine which it anticipates can be built and operated more economically than competitive equipment. At May 31, 2001, a prototype model of the injection molding machine is in operation and producing plastic pallets for sale. Further, PalWeb is constructing an injection molding facility which will substantially increase PalWeb's productive capacity. However, PalWeb will retain its development stage status until it is capable of generating sufficient sales to maintain its operations.

         STATEMENT OF CASH FLOWS

         PalWeb considers all short-term investments with an original maturity of three months or less to be cash equivalents.

         USE OF ESTIMATES

         The preparation of PalWeb's financial statements in conformity with U.S. generally accepted accounting principles requires PalWeb's management to make estimates and assumptions that affect the amounts reported

                       PALWEB CORPORATION AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

         in these financial statements and accompanying notes. Actual results could differ materially from those estimates.

         INVENTORY

         Inventory consists of finished pallets and is stated at the lower of cost (first-in, first-out) or market value.

         LOANS AND ALLOWANCE FOR CREDIT LOSSES

         Installment loans are stated at the amount of unpaid principal and interest, reduced by unearned interest and an allowance for credit losses. Interest income is recognized when earned except where serious doubt exists as to the ultimate collectibility of the interest in which case no accrual of interest is made. At May 31, 2001, substantially all of the loans receivable are on a nonaccrual basis.

         PFS performs ongoing credit valuations of customers and generally requires collateralization of the loan. The allowance for credit losses is maintained at a level adequate to absorb probable losses. Management determines the adequacy of the allowance based upon reviews of the installment loans, recent loss experience, current economic conditions, the risk characteristics of the various categories of loans, and other pertinent factors. Loans deemed uncollectible are charged to the allowance. Provisions for credit losses and recoveries on loans previously charged off are added to the allowance.

         PROPERTY, PLANT AND EQUIPMENT

         PalWeb's property, plant and equipment is stated at cost. Depreciation expense is computed on the straight-line method over the estimated useful lives, as follows:

         Manufacturing:
            Plant building                                     20 years
            Plant improvements                                  7 years
            Production machinery equipment                   5-10 years
            Office equipment & furniture & fixtures           3-5 years

         Upon sale, retirement or other disposal, the related costs and accumulated depreciation of items of property, plant or equipment are removed from the related accounts and any gain or loss is recognized. When events or changes in circumstances indicate that assets may be impaired, an evaluation is performed comparing the estimated future undiscounted cash flows associated with the asset to the assets carrying amount. If the asset carrying amount exceeds the cash flows, a write-down to market value or discounted cash flow value is required.

         INVESTMENT IN VIMONTA AG

         PalWeb's 20% ownership in Vimonta AG is carried on the cost basis of accounting since management has no board representation, financial information or other influence on the operation of Vimonta AG. The asset is valued at $5,000 included in other assets in the manufacturing segment.

                       PALWEB CORPORATION AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

         PATENTS

         Amortization expense for the costs incurred by PalWeb to obtain the patents on the modular pallet system and accessories is computed on the straight-line method over the estimated life of 17 years.

         GOODWILL

         The excess of cost over the value of net assets acquired (goodwill) is being amortized on a straight-line basis over thirty months, except that during fiscal year 2001, management recognized an impairment to its goodwill and incurred an additional charge of $333,480 to fully amortize the balance of its goodwill.

         STOCK OPTIONS

         PalWeb applies the intrinsic value-based method of accounting prescribed by Accounting Principles Board Opinion No. 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES, and relate interpretations, in accounting for its stock options. As such, compensation expense would be recorded on the date of grant only if the current market price of the underlying stock exceeded the exercise price. SFAS No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION, established accounting and disclosure requirements for stock-based employee compensation plans. As allowed by SFAS No. 123, PalWeb has elected to continue to apply the intrinsic value-based method of accounting under APB No. 25, and has adopted the disclosure requirements of SFAS No. 123 as reflected in
         Note 14.

         RECOGNITION OF REVENUES

         Revenue is recognized when the product is shipped.

         INCOME TAXES

         PalWeb accounts for income taxes under the liability method, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based in the difference between the financial statements and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

         RESEARCH AND DEVELOPMENT COSTS

         Research and Development costs are charged to operations in the period incurred.

         LOSS PER SHARE

         Loss per share is computed based on weighted average number of shares outstanding. Convertible preferred stock and stock options are not considered as their effect is antidilutive.

                       PALWEB CORPORATION AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

         RECENT PRONONUCEMENTS

         Recent pronouncements issued by the Financial Accounting Standards Board include SFAS No. 138, ACCOUNTING FOR CERTAIN DERIVATIVE INSTRUMENTS AND CERTAIN HEDGING ACTIVITIES, SFAS No. 139, RESCISSION OF FASB STATEMENT NO. 53 AND AMENDMENTS TO FASB STATEMENTS NO. 63, 89, AND 121, SFAS No. 140, ACCOUNTING FOR TRANSFERS AND SERVICING OF FINANCIAL ASSETS AND EXTINGUISHMENT OF LIABILITIES, and SFAS No. 141, BUSINESS COMBINATIONS, and SFAS No. 142, GOODWILL AND OTHER INTANGIBLE ASSETS. The implementation of these standards are not expected to have a material effect on PalWeb's consolidated financial statements.

NOTE 2.  CONTINUATION AS A GOING CONCERN

         The accompanying financial statements have been prepared assuming that PalWeb will continue as a going concern. PalWeb is in the development stage and has suffered significant losses from operations. To date, PalWeb has received substantial advances from investors but will require additional substantial funding in order to implement its business plan and have an opportunity to achieve profitable operations. Management has been successful in financing its operations through short-term loans from an individual and advances and loans from its principal stockholder and officer. Management continues to seek long-term and/or permanent financing through pursuit of a private placement of securities. Neither the receipt of additional funding in adequate amounts nor the successful implementation of its business plan can be assured. The combination of these factors raise substantial doubt about PalWeb's ability to continue as a going concern. It is management's opinion that the funding required to reach necessary production levels will be obtained and, based upon expressions of interest from potential customers, PalWeb will obtain adequate sales to reach a profitable status, and will continue as a going concern.

         Effective October 5, 2001, PFS notified its investment certificate holders that it was suspending redemptions of depositors' passbook savings accounts and time certificates. PFS has appointed a trustee to oversee a plan to liquidate the investment and savings certificates over a four year period ending December 31,2004. To facilitate the liquidation, PFS will be required to liquidate substantially all of its assets, including common stock holdings of PalWeb. As of May 31, 2001, there would not be sufficient funds to fully redeem the certificates; however, if necessary, the trustee can "put" certain shares to Paul Kruger, Chairman and CEO, and Mr. Kruger would agree to purchase ths shares at a price sufficient to effect the liquidation throughout the period of liquidation. At May 31, 2001, PFS had assets and liabilities as follows:

         Liquid assets:
            Cash                                           $    70,000
            Loans receivable, net
              of allowance for losses                          814,000
            PalWeb common stock, 43,500,000
              shares at seven cents per share                3,050,000
                                                           -----------
                                                             3,934,000
                                                           -----------

                       PALWEB CORPORATION AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2.  CONTINUATION AS A GOING CONCERN - continued

         Liabilities:
            Thrift accounts and
             time certificates                               5,107,000
            Accrued liabilities                                204,000
            Notes payable                                      172,000
                                                           -----------
                                                             5,483,000
                                                           -----------
         Deficit                                           $(1,549,000)
                                                           ===========

NOTE 3.  SEGMENT OF BUSINESS

         The Company's business has two reportable segments - manufacturing, and finance. The manufacturing segment is the production of plastic pallets and the finance segment is the business of lending money. Both segments are individually presented in the accompanying financial statements. The accounting policies are the same as those described in the summary of significant accounting policies. Intersegment transactions are not significant.

NOTE 4.  INVENTORY

         Inventory at May 31, 2001 consists of:

            Raw materials                                  $    31,793
            Finished goods                                     110,896
                                                           -----------
            Total inventory                                $   142,689
                                                           ===========

NOTE 5.  LOANS RECEIVABLE

         Loans for finance and real estate at May 31, 2001 consist of the following:

            Installment loans                              $ 1,249,924
            Unearned interest                                  (10,207)
            Allowance for credit losses                       (425,368)
                                                           -----------
                                                           $   814,349
                                                           ===========

         Changes in the allowance for credit losses for the year ended May 31, 2001 are as follows:

         Balance, beginning of year                        $   489,847
         Provision                                             173,426
         Loans charged-off                                    (237,905)
         Recoveries                                                --
                                                           -----------
         Balance, end of period                            $   425,368
                                                           ===========

         At May 31, 2001, substantially all loans are on a nonaccrual basis.

                       PALWEB CORPORATION AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE 5.  LOANS RECEIVABLE - continued

         The installment loans, in order to reduce credit risk, are secured by various forms of collateral, including first mortgages on real estate, liens on personal property, savings deposits, etc. In the event of default by the borrower, the Company would incur a loss to the extent that the value of the collateral is less than the outstanding balance of the loan.


NOTE 6.  PROPERTY, PLANT AND EQUIPMENT

         A summary of the property, plant and equipment is as follows:

         Manufacturing:
            Production machinery and equipment, including
              construction in progress of $1,643,624       $ 2,602,718
            Furniture and fixtures                             127,936
                                                           -----------
                                                             2,730,654
         Less: accumulated depreciation                       (405,171)
                                                           -----------
                                                           $ 2,325,483
                                                           ===========

         Depreciation expense for the years ended May 31, 2001 and 2000 is $353,609 and $210,031, respectively.


NOTE 7.  OTHER ASSETS

        For the manufacturing segment, at May 31, 2001, other assets consist of:

         Patents, net of accumulated
          amortization of $11,213                          $    60,431
         Deposits and other                                     15,600
                                                           -----------
            Total Other Assets                             $    76,031
                                                           ===========

NOTE 8.  NOTES PAYABLE

         A summary of the notes and advances payable as of May 31, 2001 are as follows:

         Manufacturing:
            Note payable to Yorktown Management and
              Financial Services, LLC, interest at
              12%, due October 15, 2001                    $ 1,536,559

            Note payable to Hidalgo Trading Company,
              LLC, Interest at 12%, due June 1, 2001       $   947,200

                       PALWEB CORPORATION AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 8.  NOTES PAYABLE - continued

         Finance:
            Note payable to bank, prime interest rate
            (6.75% at 5/31/01),due September, 2000         $   171,836

         Maturities of notes payable for years ended May 31 is as follows:

            2002               $2,503,630
            2003                   21,789
            2004                   22,743
            2005                  107,433

         The note payable to Yorktown Management and Financial Services, LLC is a line of credit totaling $3,000,000, 12% interest, due October 15, 2001. Effective June 1, 2001, the note payable to Hildago Trading Company, LLC, a company owned by Mr. Paul Kruger, Chairman and CEO, was renewed and extended into a line of credit totaling $2,000,000, 12% interest, due October 15, 2001. Both the Yorktown and Hidalgo notes are secured by PalWeb's equipment, inventory and accounts receivable.

NOTE 9.  THRIFT ACCOUNTS AND TIME CERTIFICATES

         As discussed in Note 2, PFS has suspended redemption of thrift and time certificates and will redeem the accounts annually over four years in substantially equal installments with the last installment to be made in December, 2004. As the time certificates mature, PFS will accrue interest at the passbook rate of 6%. At May 31, 2001, the thrift and time certificates total $5,107,257 and accrued interest totals $204,061.

NOTE 10. RELATED PARTY TRANSACTIONS

         In September 1999, PalWeb obtained a $20,000,000 default judgement against a stockholder/investor. Additionally, the judgement canceled 41,443,308 shares of common stock held by the investor. The investor has four years from the date of judgement to file an action seeking to set aside the judgement. The cancellation of the common stock was accounted for as a contribution to additional paid in capital.

         In March 2000, PalWeb obtained a default judgement against certain related parties, Chartex AG and New Inter HKB AG, causing the cancellation of 13,413,384 shares of common stock and advances from related party in the amount of $1,619,422. The cancellations were recorded as a contribution to additional paid in capital.

         During fiscal year 2000, the chairman and principal stockholder received 11,874,790 shares of common stock in exchange for debt in the amount of $1,187,479. The exchange ratio was based on fair value of the common stock. In addition, the individual received 3,625,210 shares of common stock in exchange for services totaling $362,521. The value of the services is based on the fair value of the common stock. Also, the chairman and principal stockholder received 50,000,000 shares of common stock in exchange for the outstanding common stock of Pace Holding, Inc. and its subsidiary, PFS.

                       PALWEB CORPORATION AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 10. RELATED PARTY TRANSACTIONS - continued

         PalWeb leases commercial space from Onward, LLC, owned by Mr. Paul Kruger, chairman and CEO. Total rentals paid to these entities were $199,380 and $153,820 in fiscal years 2001 and 2000, respectively. At May 31, 2001, prepaid rent in the amount of $95,000 had also been paid to these entities.

         Mr. Kruger provides working capital to the company under a note as described in Note 8. The outstanding balances of the note and accrued interest payable at May 31 2001 are $947,200 and $98,994, respectively.

         In December, 2000, the real estate segment was sold to Mr. Paul Kruger for appraised value of $1,352,000. A gain of $31,099 was recognized.

NOTE 11. FEDERAL INCOME TAXES

         Deferred taxes as of May 31, 2001 are as follows:

            Net operating loss                             $ 4,421,443
            Loss on impairment of investment                 1,151,070
            Stock based compensation                            34,447
            Allowance for credit losses                        161,640
                                                           -----------
                                                             5,768,600
            Less: Valuation allowance                       (5,768,600)
                                                           -----------
                Total                                      $       --
                                                           ===========

         Management has provided a valuation allowance for the full amount of the deferred tax asset as PalWeb has yet to progress beyond the development stage of its operations. While management projects that the products being developed will be profitable and the deferred asset will ultimately be realized, PalWeb has not yet reached such stage in its development to place reasonable reliability on product acceptance and marketability

         The net change in deferred taxes is as follows:

                                                        Year Ended May 31,
                                                  ----------------------------
                                                     2001             2000
                                                  -----------      -----------
            Net operating loss                    $   326,925      $ 1,001,163
            Accrued liabilities                       (41,800)          41,800
            Allowance for credit losses                93,240           68,400
            Gain on sale of plant for tax
               purposes                              (160,681)            --
            Stock based compensation                   34,447             --
            Change in Valuation allowance            (252,131)      (1,111,363)
                                                  -----------      -----------
                     Tax Benefit                  $      --        $      --
                                                  ===========      ===========

                       PALWEB CORPORATION AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 11. FEDERAL INCOME TAXES - continued

         PalWeb's effective tax rate differs from the federal statutory rate as follows:
                                                        Year Ended May 31,
                                                  ----------------------------
                                                     2001             2000
                                                  -----------      -----------
            Tax benefit using statutory tax rate  $   534,419      $ 1,052,450
            Effect of state tax rates                  47,155           97,475
            Net change in valuation allowance        (252,131)      (1,111,163)
            Amortization of goodwill                 (244,059)            --
            Other deductions                          (85,384)         (38,762)
                                                  -----------      -----------
            Tax benefit, per financial statements $      --        $      --
                                                  ===========      ===========

         PalWeb has a net operating loss (NOL) for Federal income tax purposes as of May 31, 2000 of $11,086,000 as follows:

                                      Year of
              Amount                 Expiration
            ----------               ----------
            $1,290,000                  2012
             1,291,000                  2018
             5,871,000                  2019
             2,634,000                  2020
               883,000                  2021

NOTE 12. DEFERRED INCOME

         In April 1999, an entity owned by Mr. Paul Kruger, chairman and CEO, acquired PalWeb's plant in Dallas, with a three year option, expiring April 2002, to purchase the property. Due to the existence of the option to repurchase the property, the transaction had been accounted for as a financing arrangement whereby the plant and related mortgage debt assumed by the buyer was maintained as an asset and depreciated and liability, respectively, for financial statement purposes. Effective May 1, 2001, PalWeb entered into a new lease with the entity and the option was cancelled. Accordingly, the asset and related liability were removed from the financial statements and the gain from the transaction is deferred to be amortized over the estimated use of the property. Since the transaction is with a related party, the amortization of the gain will be to additional paid in capital.

NOTE 13. STOCKHOLDERS' EQUITY

         Reference is made to Note 9, regarding certain stock transactions with related parties.

         PalWeb issued 12,334,790 shares of common stock and 3,963,890 shares of preferred stock in fiscal year 2000 to retire certain liabilities.

         In fiscal year 2000, PalWeb entered into consulting agreements with certain consultants in exchange for 11,000,000 shares of PalWeb common stock valued at $1,100,000. In fiscal year 2001, management and the

                       PALWEB CORPORATION AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 13. STOCKHOLDERS' EQUITY - continued

         consultants agreed to terminate the agreements and cancel the shares previously issued. As of May 31, 2001, the consultants have returned 10,700,000 shares. Management recorded a $175,000 charge to income in the first quarter of fiscal year 2001 resulting from penalty for failure to perform certain requirements under the agreements. The settlement released both parties from further liability including the penalty. A credit of $1,275,000 was recorded as gain on settlement on contracts and liabilities.

         During 2001, PalWeb issued 100,000 shares of common stock to a creditor in settlement of $12,000 of accounts payable.

         Preferred stock is convertible into common stock at a ratio of one to one. Preferred stock outstanding at May 31, 2001 totals 2,525,000 shares.

NOTE 14. STOCK OPTIONS

         Effective May 1, 2001, PalWeb issued options to certain employees to purchase 9,500,000 shares of its common stock at $0.04 per share. The options are vested immediately and exercisable for a period of ten years. PalWeb applies APB Opinion No. 25 in accounting for its stock options and, accordingly, no compensation cost has been recognized for its stock options in the financial statements. Had PalWeb determined compensation cost at the grant date based on fair value under SFAS No. 123, PalWeb's net loss would have been increased to the pro forma amount indicated below:

                Net loss, as reported             $(1,478,721)

                Net loss, pro forma               $(1,571,821)

         The fair value of the options used to compute the compensation cost is estimated using the Black-Scholes option pricing model using the following assumptions:

                Dividend Yield                       None
                Expected Volatility                  1.47
                Risk Free Interest Rate              5%
                Expected Holding Period              5 years

         Following is a summary of option activity for the year ended May 31, 2001:
                                                        Shares    Exercise
                                                        (000's)     Price
                                                        ------     ------
                Options outstanding at May 31, 2000         --     $   --
                Granted                                  9,500        .04
                                                        ------     ------
                Options outstanding at May 31, 2001      9,500        .04

         The options are currently not exercisable since the exercise price of $0.04 is less than the common stock's par value of $0.10. Management anticipates proposing a change in the common stock's par value and expects to receive shareholder approval. Once the par value is appropriately reduced, all outstanding options will be exercisable.

                       PALWEB CORPORATION AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE 15. FINANCIAL INSTRUMENTS

         PalWeb's financial instruments consist principally of accounts payable, accrued liabilities and notes and mortgages payable. Management estimates the market value of the notes and mortgage payable based on expected cash flows and believes these market values approximate carrying values at May 31, 2001 and 2000.

NOTE 16. DISCONTINUED OPERATIONS

         As discussed in Note 9, PalWeb sold its real estate segment for $1,352,000. Information relating to operations discontinued in 2001 and 2000 is as follows:
                                                      2001             2000
                                                  -----------      -----------
         Rental Income                            $   110,040      $    28,114
         Income (loss) from operations                 42,739           (9,425)
         Gain on disposal                              31,099              --

NOTE 17. SUPPLEMENTAL INFORMATION OF CASH FLOWS

         Non-cash investing and financing activities for the year ended May 31, are as follows:
                                                     2001             2000
                                                  -----------      -----------
         Common stock issuances in exchange for
          (cancellations):
            Consulting services                    (1,070,000)       1,481,271
            Retirement of debt through
              issuance of common stock                 12,000        1,861,413
            Acquisition of Pace Holding, Inc.             --         1,706,880

         Elimination of related party debt
           through default judgement                      --         1,619,422

         Conversion of preferred stock                 25,000          239,389

         Contribution of related party debt
           to paid in capital                             --           189,000

         Reduction of debt and accrued interest
           through foreclosure, negotiated settle-
           ment or issuance of common stock           471,783              --

         Interest paid                                341,908           53,347

NOTE 18. LEASE AGREEMENT

         PalWeb leases commercial space from Onward, LLC, owned by Mr. Paul Kruger, chairman and CEO. The lease dated May 1, 2001, provides for a triple-net lease at the rate of $258,750 per year and is for one year with four one-year renewals.

                       PALWEB CORPORATION AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 18. LEASE AGREEMENT - continued

         Rental expense on operating leases totaled $199,380 and $153,830 for 2001 and 2000, respectively.

NOTE 19. REGULATORY REQUIREMENTS

         PFS is regulated by the Oklahoma Department of Securities. Under the Oklahoma Securities Act, PFS is required to maintain stockholder's equity, which is defined as stockholder's equity plus the allowance for credit losses and valuation allowances, if any, equal to at least 10 percent of thrift accounts, time certificates, and accrued interest payable thereon. As of May 31, 2001, PFS is not in compliance with the Act as it pertains to the stockholder's equity requirement. As discussed in Note 2, PFS has implemented a plan to liquidate the investment and savings certificates. PFS will redeem the securities over a four-year period ending December, 2004. A trustee has been appointed to oversee the redemption which requires liquidating substantially all of PFS' assets including its 43,500,000 shares of PalWeb common stock. If necessary, the trustee can "put" certain shares to Paul Kruger, Chairman and CEO, and Mr. Kruger would agree to purchase ths shares at a price sufficient to effect the liquidation throughout the period of liquidation.

NOTE 20. PROPOSED STOCK OFFERING

         In May, 2001, PalWeb signed a letter of intent for a private placement of 500,000 shares of convertible preferred stock and warrants to purchase 150,000,000 shares of common stock for a total of $5,500,000. The letter of intent is with Westgate Capital Company, L.L.C., a Tulsa, Oklahoma based private investment group ("Westgate") and Hidalgo Trading Company, LLC, which is 100% owned by the Company's Chief Executive Officer, Paul Kruger. Of the total $5.5 million consideration, $1 million will be provided by Hidalgo through conversion of existing secured indebtedness of PalWeb and $4 million will be provided in cash from an investment fund managed by Westgate. One of the principals of Westgate is Warren Kruger, the bother of Paul Kruger. Proceeds will be used to construct pallet production equipment, repay current liabilities and for working capital. Under the terms of the proposed investment, each share of the convertible preferred stock will be convertible into 350 shares of common stock of the Company or a total of 175,000,000 shares, which is an effective conversion price of $0.0286 per share. Holders of the preferred stock will also be entitled to cumulative dividends of 12% per annum, $1.20 per share, or a total of $600,000. The warrants will be exercisable at a price of $0.10 per share for a period of four years and all but 25% of the warrants will be callable by PalWeb if common stock trades at prices of $0.15, $0.20 and $0.25 per share, respectively. Closing of the proposed investment is subject to Westgate obtaining the necessary financing agreements and customary closing conditions and is expected to occur in one or more tranches within 120 days. Hidalgo is not required to convert its secured debt unless the entire $4 million in cash equity is raised. There is no assurance that this private placement will close. The issuance of the convertible preferred stock will necessitate an adjustment to PalWeb's authorized common stock to accommodate the conversion provision.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

RISK FACTORS
------------

PALWEB IS A DEVELOPMENT STAGE COMPANY AND MAY NOT ACHIEVE PROFITABILITY.

     PalWeb was incorporated on February 24, 1969. From April 1993 to December 1997, PalWeb was primarily engaged in various businesses, including the business of exploration, production, and development of oil and gas properties in the continental United States and the operation of related service business. In December 1997, PalWeb acquired all of the issued and outstanding stock of Plastic Pallet Production, Inc. and its principal business changed to selling plastic pallets and plastic injection molding machines. As of May 31, 2001, PalWeb was using a prototype plastic injection molding machine to produce plastic pallets. PalWeb is in the process of building a fully operational plastic injection molding machine. PalWeb is in the development stage, it has incurred significant losses from operations and there is no assurance that it will achieve profitability or obtain funds to finance continued operations.

PALWEB HAS LIMITED EXPERIENCE IN MANUFACTURING AND MARKETING.

     PalWeb's business strategy relies primarily on its success in manufacturing and marketing, an area in which PalWeb has limited experience. The success of its business strategy should be considered in light of the risks, expenses and difficulties frequently encountered in entering into industries characterized by intense competition. There can be no assurance that PalWeb will be able to manufacture or market its products or proposed products, maintain or expand its market share or achieve commercial revenues from its products or proposed products in the future. In addition, certain aspects of PalWeb's business strategy can only be implemented if PalWeb successfully secures additional capital. Some of the foregoing factors are not within PalWeb's control, and there can be no assurance that PalWeb will be able to implement its business strategy, or that PalWeb's business strategy will result in profitability.

PALWEB'S BUSINESS COULD BE AFFECTED BY CHANGES IN AVAILABILITY OF RAW MATERIALS.

     PalWeb uses a proprietary mix of raw materials to produce its plastic pallets. Such raw materials are generally readily available and some may be obtained from recycled plastic containers. At the present time, these materials are being purchased from local suppliers. The availability of PalWeb's raw materials could change at any time for various reasons. For example, the market demand for PalWeb's raw materials could suddenly increase or the rate at which plastic materials are recycled could decrease, affecting both availability and price. Additionally, the laws and regulations governing the production of plastics and the recycling of plastic containers could change and, as a result, affect the supply of PalWeb's raw materials. Any interruption in the supply of raw materials or components could have a material adverse effect on PalWeb. Furthermore, certain potential alternative suppliers may have pre-existing exclusive relationships with competitors of PalWeb and others that may preclude PalWeb from obtaining its raw materials from such suppliers.

THE MARKET MAY NOT ACCEPT PALWEB'S PRODUCTS.

     Any unexpected developmental, regulatory or manufacturing problems could delay the commercialization of PalWeb's proposed products and may have a material adverse effect on PalWeb and its prospects. In addition, the market acceptance of any of PalWeb's plastic pallets will be substantially dependent on the ability of PalWeb to demonstrate to the business community the capabilities and benefits of PalWeb's plastic pallets as well as to sell commercial quantities of the plastic pallets at acceptable prices. There can be no assurance that PalWeb will be able to gain market acceptance for its plastic pallets.

PALWEB MAY NOT BE ABLE TO SECURE ADDITIONAL FINANCING NECESSARY TO SUSTAIN AND GROW ITS OPERATIONS.

     PalWeb's financial statements have been qualified on a going concern basis principally due to lack of long term financing to achieve its goal of producing and marketing plastic pallets to compete with wood pallets. PalWeb has funded its operations to date primarily through equity and debt financings. PalWeb may need additional debt or capital in order to begin generating a sufficient cash flow to sustain operations for the foreseeable future. PalWeb will need to raise substantial additional funds to continue to fund operating expenses or its expansion strategy. There can be no assurance that additional financing will be available, or, if available, that such financing will be on terms favorable to PalWeb. Failure to obtain such additional financing would have a material adverse effect on PalWeb.

PALWEB'S BUSINESS COULD BE AFFECTED BY COMPETITION AND RAPID TECHNOLOGICAL
CHANGE.

     PalWeb currently faces competition from many companies that produce wooden pallets at prices that are substantially lower than the prices PalWeb charges for its plastic pallets. It is anticipated that the plastic pallet industry will be subject to intense competition and rapid technological change. PalWeb could potentially face competition from recycling and plastics companies, many of which have substantially greater financial and other resources than PalWeb and, therefore, are able to spend more than PalWeb in areas such as product development, manufacturing and marketing. Although a company with greater resources will not necessarily be able to bring a new product to market before its smaller competitors, substantial resources enable a company to support many new products simultaneously, thereby improving the likelihood of at least some of its new products being among the first to make it to market. PalWeb's revenues and profitability could be adversely affected by technological change. Competitors may develop products that render PalWeb's products or proposed products uneconomical or result in products being commercialized that may be superior to PalWeb's products. In addition, alternatives to plastic pallets could be developed, which would have a material adverse effect on PalWeb.

PALWEB MAY NOT BE ABLE TO EFFECTIVELY PROTECT ITS PATENTS AND PROPRIETARY
RIGHTS.

     PalWeb relies on a combination of patents and trade secrets to protect its proprietary technology, rights and know-how. There can be no assurance that such patent rights will not be infringed upon, that PalWeb's trade secrets will not otherwise become known to or independently developed by competitors, that non-disclosure agreements will not be breached, or that PalWeb would have adequate remedies for any such infringement or breach. Litigation may be necessary to enforce proprietary rights of PalWeb or to defend PalWeb against third-party claims of infringement. Such litigation could result in substantial cost to, and a diversion of effort by, PalWeb and its management and may have a material adverse effect on PalWeb. PalWeb's success and potential competitive advantage is dependent upon its ability to exploit the technology under these patents. There can be no assurance that PalWeb will be able to exploit the technology covered by these patents or that it will be able to do so exclusively.

     Although PalWeb is not aware of any claim against it for infringement, there can be no assurances that parties will not bring claims against PalWeb for infringement in the future. PalWeb's ability to commercialize its products and proposed products depends, in part, on its ability to avoid claims for infringement brought by other parties. Laws regarding the enforceability of intellectual property vary from jurisdiction to jurisdiction. There can be no assurance that intellectual property issues will be uniformly resolved, or that local laws will provide PalWeb with consistent rights and benefits. In addition, there can be no assurance that competitors will not be issued patents that may prevent the manufacturing or marketing of PalWeb's products or proposed products.

PALWEB'S BUSINESS COULD BE AFFECTED BY NEW LEGISLATION REGARDING ENVIRONMENTAL MATTERS.

     The business operations of PalWeb are subject to extensive and changing federal, state and local environmental laws and regulations pertaining to the discharge of materials into the environment, the handling and disposition of wastes (including solid and hazardous wastes) or otherwise relating to the protection of the environment. As is the case with manufacturers in general, if a release of hazardous substances occurs on or from PalWeb's properties or any associated off-site disposal location, or if contamination from prior activities is discovered at any of PalWeb's properties, PalWeb may be held liable. No assurances can be given that additional environmental issues will not require future expenditures.

     Both the plastics industry, in general, and PalWeb are subject to existing and potential federal, state, local and foreign legislation designed to reduce solid wastes by requiring, among other things, plastics to be degradable in landfills, minimum levels of recycled content, various recycling requirements, disposal fees and limits on the use of plastic products. In addition, various consumer and special interest groups have lobbied from time to time for the implementation of these and other such similar measures. Although PalWeb believes that the legislation promulgated to date and such initiatives to date have not had a material adverse effect on PalWeb, there can be no assurance that any such future legislative or regulatory efforts or future initiatives would not have a material adverse effect on PalWeb.

PALWEB'S BUSINESS WILL BE SUBJECT TO POTENTIAL PRODUCT LIABILITY CLAIMS.

     The testing, manufacturing and marketing of PalWeb's products and proposed products involve the inherent risks of product liability claims or similar legal theories against PalWeb, some of which may cause PalWeb to incur significant defense costs. Although PalWeb currently maintains product liability insurance coverage that it believes is adequate, there can be no assurance that the coverage limits of its insurance are adequate or that all such claims will be covered by insurance. In addition, these policies generally must be renewed every year. While PalWeb has been able to obtain product liability insurance in the past, there can be no assurance it will be able to obtain insurance in the future on its products or proposed products. Product liability insurance varies in cost, is difficult to obtain and may not be available in the future on terms acceptable to PalWeb, if at all. A successful product liability claim or other judgment against PalWeb in excess of its insurance coverage could have a material adverse effect upon PalWeb.

PALWEB CURRENTLY DEPENDS ON CERTAIN KEY PERSONNEL.

     PalWeb is dependent on the experience, abilities and continued services of its current management personnel. In particular, Mr. Kruger, its Chairman of the Board and President, has played a significant role in the development and management of PalWeb. The loss or reduction of services of Mr. Kruger or any other key employee could have a material adverse effect on PalWeb. There is no assurance that additional managerial assistance will not be required.

PALWEB'S STOCK TRADES IN A LIMITED PUBLIC MARKET, IS SUBJECT TO PRICE VOLATILITY AND THERE CAN BE NO ASSURANCE THAT AN ACTIVE TRADING MARKET WILL BE SUSTAINED.

     There has been a limited public trading market for PalWeb's Common Stock and there can be no assurance that an active trading market will be sustained. There can be no assurance that the Common Stock will trade at or above any particular price in the public market, if at all. The trading price of the Common Stock could be subject to significant fluctuations in response to variations in quarterly operating results or even mild expressions of interest on a given day. Accordingly, the Common Stock should be expected to experience substantial price changes in short periods of time. Even if PalWeb is performing according to its plan and there is no legitimate company-specific financial basis for this volatility, it must still be expected that substantial percentage price swings will occur in PalWeb's securities for the foreseeable future.

CERTAIN RESTRICTED SHARES OF PALWEB WILL BE ELIGIBLE FOR SALE IN THE FUTURE AND CERTAIN SHARES OF FREE TRADING COMMON STOCK ARE HELD IN TRUST FOR THE BENEFIT OF THE DEPOSIT HOLDERS OF ONE OF PALWEB'S INDIRECT WHOLLY OWNED SUBSIDIARIES AND ARE LIKELY TO BE SOLD IN THE FUTURE, BOTH OF WHICH COULD AFFECT THE PREVAILING MARKET PRICE OF PALWEB'S COMMON STOCK.

     Certain of the outstanding shares of Common Stock are restricted securities under Rule 144 of the Securities Act, and (except for shares purchased by affiliates of PalWeb as such term is defined in Rule 144) would be eligible for sale as the applicable holding periods expire. In the future, these shares may be sold only pursuant to a registration statement under the Securities Act or an applicable exemption, including pursuant to Rule 144. Under Rule 144, a person who has owned Common Stock for at least one year may, under certain circumstances, sell within any three- month period a number of shares of Common Stock that does not exceed the greater of 1% of the then outstanding shares of Common Stock or the average weekly trading volume during the four calendar weeks prior to such sale. A person who is not deemed to have been an affiliate of PalWeb at any time during the three months preceding a sale, and who has beneficially owned the restricted securities for the last two years is entitled to sell all such shares without regard to the volume limitations, current public information requirements, manner of sale provisions and notice requirements. In addition, approximately 43,500,000 free trading shares are held in trust for the benefit of the deposit holders of one of PalWeb's indirect wholly owned subsidiaries and are likely to be sold in the future. Sales or the expectation of sales of a substantial number of shares of Common Stock in the public market by selling stockholders could adversely affect the prevailing market price of the Common Stock, possibly having a depressive effect on any trading market for the Common Stock, and may impair PalWeb's ability to raise capital at that time through additional sale of its equity securities.

PALWEB DOES NOT EXPECT TO DECLARE OR PAY ANY DIVIDENDS IN THE FORESEEABLE
FUTURE.

     PalWeb has not declared or paid any dividends on its Common Stock. PalWeb currently intends to retain future earnings to fund the development and growth of its businesses, to repay indebtedness and for general corporate purposes, and, therefore, does not anticipate paying any cash dividends in the foreseeable future.

PALWEB'S COMMON STOCK MAY BE SUBJECT TO SECONDARY TRADING RESTRICTIONS RELATED TO PENNY STOCKS.

     Certain transactions involving the purchase or sale of Common Stock of PalWeb may be affected by a Securities and Exchange Commission rule for penny stocks that imposes additional sales practice burdens and requirements upon broker-dealers that purchase or sell such securities. For transactions covered by this penny stock rule, broker-dealers must make certain disclosures to purchasers prior to the purchase or sale. Consequently, the penny stock rule may impede the ability of broker-dealers to purchase or sell PalWeb's securities for their customers and the ability of persons now owning or subsequently acquiring PalWeb's securities to resell such securities.

THE RESULTS OF PENDING LITIGATION AGAINST PALWEB MAY HAVE AN ADVERSE AFFECT ON ITS FINANCIAL CONDITION OR BUSINESS PROSPECTS.

     PalWeb is a party to a pending legal proceeding that involves claims or potential claims against PalWeb and if resolved unfavorably to PalWeb could have an adverse affect on PalWeb's financial condition or other effects on PalWeb. There is no assurance this proceeding will be resolved favorably.

RESULTS OF OPERATIONS
---------------------

GENERAL TO ALL PERIODS

     PalWeb is in the development stage, it has incurred significant losses from operations and there is no assurance that it will achieve profitability or obtain funds to finance continued operations.

     PalWeb's primary business is the manufacturing and selling of plastic pallets referred herein as manufacturing. It also indirectly owns a subsidiary finance company, Paceco Financial Services, Inc. (PFS), acquired in April 2000, which was previously engaged in consumer and small business lending and real estate activities. As described below, the finance activities have been curtailed until PFS is able to repay outstanding investment certificate liabilities and in December 2000, the real estate activities were discontinued.

     As of May 31, 2001, production of plastic pallets utilizing prototype production equipment is approximately 800 pallets per month and the current production capacity of the prototype machine is approximately 4,000 pallets per month. The recent hiring of two additional employees will enable PalWeb to increase production to approximately 2,000 pallets per month. Production levels of approximately 4,000 pallets per month can be attained by adding approximately two more shifts. Based on current demand, management anticipates that it will produce about 800 pallets per month using existing personnel. Management will continue to increase production to achieve capacity as it receives orders for pallets that justify higher production levels. There is no assurance that the Company will receive orders for pallets that justify any significant increase to the Company's current production level.

     Sales for fiscal year 2002 using existing production equipment are expected to total approximately 2,000 pallets per quarter. However, see discussion under Prospects for Future regarding acquisition of a new production line. Inventory levels at May 31, 2001 include approximately 1,800 stackable and 2,000 rackable pallets. As of May 31, 2001, PalWeb's sales team consists of one full-time sales agent who will be paid a set amount per month for a period of approximately three months, at which time the sales agent will be paid commissions only. PalWeb's marketing efforts have generated several leads with customers who are considering sizable orders of pallets. There is no assurance that PalWeb will secure any sizable orders of pallets or, if it does, that PalWeb will be able to manufacture the pallets necessary to fill such orders.

     PalWeb has an EZ Pay Plan whereby certain qualified purchasers are able to purchase pallets in quantities of 1,000 pallets or more by financing the purchase of such pallets. Under the terms of the EZ Pay Plan, purchasers will pay $19 down and make payments of $19 in each of two subsequent years. The total sales price under the EZ Pay Plan of $57 factors in an interest rate of approximately 12% per year. After paying for the pallets in full, the purchaser may sell the pallets back to PalWeb for $19. PalWeb intends to resell these pallets on a used basis with a markup or to recycle the pallets to defray the cost of the raw materials of the pallets it later produces. As of May 31, 2001, PalWeb has not sold any pallets through the EZ Pay Plan.

     For all periods presented, PalWeb's effective tax rate is 0%. PalWeb has generated net operating losses since inception, which would normally reflect a tax benefit in the statement of operations and a deferred asset on the balance sheet. However, because of the current uncertainty as to PalWeb's ability to achieve profitability, a valuation reserve has been established which offsets the amount of any tax benefit available for each period presented in the consolidated statement of operations.

     The consolidated statements include PalWeb Corporation and its wholly-owned active subsidiaries Plastic Pallet Production, Inc. (PPP) and PFS. PPP represents the manufacturing segment of PalWeb and PFS represents the financial segment.

DISCONTINUED OPERATIONS

     In December, 2000, PFS sold its real estate operations at appraised values to Onward, L.L.C., a company 100% owned by Mr. Paul Kruger, Chairman and President of PalWeb. The sales price was approximately $1,352,000 in cash and resulted in a gain of approximately $33,000. This sale was accomplished in connection with the plan to redeem all of PFS's investment certificates to enable PFS to fund a portion of the required payments to depositors in 2000. See Liquidity and Capital Resources. During the nine month period ended February 28, 2001, the real estate segment had revenues of $110,440 and a gain from disposition of assets of $31,099 for total income of $73,838.

YEAR ENDED MAY 31, 2001 COMPARED TO YEAR ENDED MAY 31, 2000

MANUFACTURING

     During fiscal year 2001, PalWeb sold approximately 900 rackable pallets and 1,500 stackable pallets, generating revenues of $89,211. The stackable pallet sells for about one-half of the rackable pallet. However, sales revenues remained insufficient to cover material and operating costs. There were sales of $14,013 and approximately 325 pallets for the comparable period in the prior year.

     During 2001, research and development consists of $95,000 paid to an independent laboratory. The expense is for the development of a patented formula for fire retardation in plastic pallets.

     Salaries and benefits were $307,085 in 2001 compared to $357,226 in 2000 for a decrease of $50,141. This decrease is due to the resignation of the former President of PPP and to capitalization of a portion labor costs to inventory.

     The general and administrative expenses decreased $1,042,047 from $1,949,987 in 2000 to $907,940 in 2001. This decrease is primarily due to reduction of consulting costs which were $1,489,000 in 2000.

     Interest expense increased $111,629 from $188,822 in 2000 to $300,451 in 2001. The increase is due to the increase in notes payable to fund current operations and deposits to purchase production equipment.

     During 2001, PalWeb recorded a gain on settlement of contracts and liabilities in the amount of $1,541,783. This gain results from $1,275,000 for cancellation of a consulting contract, $152,500 for settlement of notes payable to Ralph Curton and $114,283 from settlement of certain accounts payable. In 2000, PalWeb entered into a consulting agreement with Crescent Road Corporation and Consolidated Capital Group. The consultants received 11,000,000 shares of common stock for their services valued at $1,100,000 plus a penalty of $175,000 for failure to provide tradeable common stock. During 2001, the contract was terminated by mutual agreement, the common shares were returned and cancelled except for 300,000 shares yet to be returned, and a release of all remaining claims.

     The loss from the manufacturing segment in 2001 and 2000 was $184,066 and $2,634,225, respectively. The decrease from fiscal 2000 to 2001 of $2,450,159 is primarily due to the reasons discussed above.

FINANCE

     The finance segment was acquired April 3, 2000 and the operating results for 2000 includes two months of operations. Accordingly, 2001 results of operations are not comparable to 2000. The finance segment reported revenues of $200,183 in 2001 and a net loss of $1,368,493. Interest expense on thrift certificates was $319,381 in 2001. This loss resulted from, among other things, noncash depreciation and amortization charges of $782,398 including an additional charge of $426,980 to recognize impairment of goodwill and costs associated with the closing of the Company's

Duncan, Oklahoma facility. Management also increased the allowance for doubtful accounts by $173,426. PalWeb expects that the finance segment will continue to record losses until the repayment of the outstanding thrift certificates.

COMBINED

     PalWeb incurred net losses of $1,478,721, or $0.01 per share, and $3,095,442, or $0.02 per share, for 2001 and 2000, respectively. The decrease in the net loss of $1,616,721 resulted from the reasons described above.

LIQUIDITY AND CAPITAL RESOURCES
-------------------------------

     Currently, PalWeb's management projects that the sale of approximately 4,000 pallets per month are necessary to break even. Sales at this level will provide revenues of approximately $200,000 and will provide sufficient cash flow to sustain manufacturing operations which includes cash operating expenses for labor, recurring overhead, and interest of approximately $100,000 per month and material costs of approximately 50% of sales or $100,000. There is no assurance that this sales level will be achieved. Until sales reach this level, PalWeb will remain dependent on outside sources of cash to fund its operations as its sales revenues will be insufficient to meet current liabilities.

     Due to its development stage status, PalWeb has had difficulty in obtaining financing from third parties and PalWeb's attempts for bank financing have all been contingent on personal guarantees from its Chairman, Chief Executive Officer and principal shareholder, Mr. Paul Kruger. Accordingly, Mr. Kruger has elected to provide financing direct from his affiliated entities and has requested and received security equivalent to that which a bank would require.

     As of May 31, 2001, Mr. Kruger's affiliated entities had loaned PalWeb approximately $947,200, pursuant to various notes with face amounts aggregating a total of $1,150,000. Mr. Kruger is not obligated to make further advances under these notes. All of these notes are due on October 15, 2001 and currently bear interest at the rate of 12% per year. Loans totaling $750,000 bore interest at 18% annually until December 1, 2000, when the rate was reduced to 12%. The notes had accrued interest owing as of February 28, 2001 in the amount of approximately $99,000 which had not been paid and is included in accrued liabilities. These loans are secured by substantially all of the assets of PalWeb and PPP, including equipment, furniture, fixtures, inventory, accounts receivables and patents.

     Effective March 1, 2001, PalWeb entered into a $250,000 line of credit with Yorktown Management and Financial Services, LLC, for a six month term at 12% interest, of which all $250,000 is outstanding at May 31, 2001. An additional line of credit was provided on April 1, 2001 by Yorktown in the amount of $2,750,000, 12% interest and maturing October 15, 2001, of which $1,536,559 was outstanding at May 31, 2001. Yorktown is an entity principally owned by Mr. Kruger's brother, Warren Kruger. This line of credit is secured, subordinate to the lien described above, by substantially all of the assets of PalWeb and PPP, including equipment, furniture, fixtures, inventory, accounts receivables and patents. PalWeb is using the proceeds principally for the acquisition of a new production line of manufacturing equipment and to retire the Curton note payable.

     On May 8, 2001, PalWeb announced that it had signed a letter of intent for a private placement of 500,000 shares of convertible preferred stock and warrants to purchase 150,000,000 shares of common stock for a total of $5,500,000. The letter of intent is with Westgate Capital Company, L.L.C., a Tulsa, Oklahoma based private investment group (Westgate) and Hidalgo Trading Company, LLC, which is 100% owned by the Company's Chief Executive Officer, Paul Kruger. Of the total $5.5 million consideration, $1 million will be provided by Hidalgo through conversion of existing secured indebtedness of PalWeb and $4.5 million will be provided in cash from an investment fund managed by Westgate. One of the principals of Westgate is Warren Kruger, the bother of Paul Kruger. Proceeds will be used to construct pallet production equipment, repay loans made by Yorktown as described above, repay other current liabilities, and for working capital. Under the terms of the proposed investment, each share of the convertible preferred stock will be convertible into 350 shares of common stock of the Company or a total of 175,000,000 shares, which is an effective conversion price of $0.0286 per share. Holders of the preferred stock will also be entitled to cumulative dividends of

12% per annum, $1.20 per share, or a total of $600,000. The warrants will be exercisable at a price of $0.10 per share for a period of four years and 25% of the warrants will be callable by PalWeb if common stock trades at prices of $0.15, $0.20 and $0.25 per share, respectively. Closing of the proposed investment is subject to Westgate obtaining the necessary financing agreements and customary closing conditions and is expected to occur in one or more tranches during the second quarter of fiscal year 2002. Hidalgo is not required to convert its secured debt unless the entire $4.5 million in cash equity is raised. There is no assurance that this private placement will close. The ability to convert the preferred stock and exercise the warrants described above depends on PalWeb amending its certificate of incorporation to authorize additional capital and to reduce the par value of its common stock.

     PalWeb is dependent upon Mr. Kruger and Yorktown to provide and/or secure additional financing and there is no assurance that either will do so. As such, there is no assurance that funding will be available for PalWeb to continue operations.

     The Company had accumulated a working capital deficit of $3,988,000 at May 31, 2001 in connection with its manufacturing operations, which includes $947,200 in loans due to Mr. Kruger or his affiliates, $1,536,559 in notes payable to Yorktown, and $1,705,033 in accounts payable and accrued liabilities, and approximately $118,000 of accrued interest owed to Mr. Kruger and Yorktown. This deficit reflects the uncertain financial condition of the Company resulting from its inability to obtain long term financing to progress beyond the development stage. There is no assurance that the Company will secure such financing.

     PalWeb occupies its facility under an arrangement whereby the plant was sold to Onward, LLC, an affiliate of Mr. Paul Kruger, and leased back with an option to purchase. Effective May 1, 2001, Onward and PalWeb entered into a new lease for a one year term with four one-year renewal options. The Board of Directors also elected to terminate the option to purchase provision in the original lease. Accordingly, the plant is no longer carried on the books of PalWeb and the gain of $707,044 is deferred to be amortized to additional paid in capital over the estimated period to utilize the facility.

     As reported in prior Securities Exchange Commission filings, PalWeb's indirect wholly owned subsidiary, PFS, has ceased issuing any new investments certificates and is in the process of repaying depositor account balances. PFS and Mr. Kruger have entered into certain agreements to provide for the ultimate repayment of the investment certificates. In December 2000, PFS sold its real estate holdings to Onward, L.L.C., a company 100% owned by Mr. Kruger, at appraised value and the proceeds were distributed to security holders in accordance with one of these agreements. In addition, PFS has placed its 43,500,000 shares of PalWeb common stock with an independent trustee who will liquidate the stock over a four year period in an amount sufficient to distribute the funds to certificate holders in repayment of the depositor account balances. In December 2000, PFS made the first installment payment to investment certificate holders in the amount of $1,316,000.

     PalWeb has not entered into any conditions, commitments or requirements with the Oklahoma Securities Department that would require it to fund or otherwise be financially responsible for the liabilities of PFS. However, if PFS is unable to make payment to investment certificate holders as described above, it is possible that holders of investment certificates may assert claims against PalWeb that it is liable for the liabilities of PFS under legal theories relating to piercing the corporate veil or otherwise. In such event, PalWeb might incur additional costs to contest such claims and could ultimately be found to be liable. The effect of any such claims being made against PalWeb could also have an adverse effect on the value of PalWeb's common stock and make it even more difficult for PFS to fund the repayment of its investment certificate liability from liquidation of the PalWeb common stock owned by it. Accordingly, PalWeb may be adversely affected if PFS is unable to meet its obligations.

PROSPECTS FOR FUTURE
--------------------

     Management has initiated the construction and installation of a new production line to manufacture plastic pallets at a cost of approximately $4,700,000. Substantially all major components have been ordered and installation is in process. The project is expected to be in operation during the third quarter of fiscal year 2002. At August 10, 2001 PalWeb had placed orders for production equipment totaling $3,755,000. Yorktown Management and Financial Services, LLC, is providing the interim financing for these purchases, as discussed above in Liquidity and Capital Resources. The new line will have the capacity of producing about 40,000 pallets per month. Gravity Management, an engineering firm in Tulsa, Oklahoma, has been engaged to engineer and oversee the project. Bryan Kirchmer is the engineer in charge of the project. The United States market for new pallets is, at a minimum, approximately 400,000,000 annually. Projected sales of 40,000 pallets per month, or 480,000 pallets per year, is less than 1/10th of 1% of the total new pallet market, and it appears that the market trend is moving toward the use and purchase of plastic pallets.

     As discussed above in General to all Periods, management is currently enhancing its marketing program in anticipation of this additional capability. Efforts have included targeting major users of pallets and distributors.

     In addition, PalWeb continues to test and improve its pallet with respect to strength, durability and fire retardency. Verbal notification has been received from the Virginia Polytech Institute & State University's (Virginia
Tech) Fastrack Evaluation that the pallet has successfully passed the Virginia Tech Fastrack strength and durability test. The successful completion of this test is a significant credential in marketing PalWeb's pallet. In addition, PalWeb has embarked in developing its own patented formula for fire retardency. Dr. James Pritchard, a respected technical advisor in the area of custom polymer formulations, has been engaged to oversee this project. Preliminary tests are being performed to qualify the product to meet the requirements of UL2335, Classification Flammability of Plastic Pallets.

     Management's goal is to attain profitability during the fourth quarter of 2002.

DESCRIPTION OF BUSINESS

     PalWeb was incorporated in Delaware on February 24, 1969, under the name Permaspray Manufacturing Corporation. It changed its name to Browning Enterprises Inc. in April of 1982, and to Cabec Energy Corp. in June of 1993. It became PalWeb Corporation in April of 1999. From April 1993 to December 1997, PalWeb was engaged in various businesses, including the business of exploration, production and development of oil and gas properties in the continental United States and the operation of related service businesses. In December 1997, PalWeb acquired all of the issued and outstanding stock of Plastic Pallet Production, Inc., a Texas corporation ("PPP"), in exchange for a majority of the issued and outstanding stock of PalWeb. Since the acquisition of PPP, PalWeb's primary businesses have been (i) manufacturing and selling plastic pallets, and (ii) the custom designing, manufacturing and selling of large plastic injection molding machines and systems. PalWeb is currently a development stage company. As of May 31, 2001, PalWeb had not sold any plastic injection molding machines, and sales of plastic pallets have been limited.

     On April 3, 2000, PalWeb acquired Paceco Financial Services, Inc. ("PFS"), by means of a merger of PFS's parent company, Pace Holding, Inc., into a wholly owned subsidiary of PalWeb, PP Financial, Inc. Since 1952, PFS has been engaged in the business of making consumer and small business loans, primarily in Oklahoma. PFS is regulated as an "investment certificate issuer" by the Oklahoma Department of Securities ("ODS"). PalWeb acquired PFS with the intent of using PFS to finance large purchases of pallets. However, PFS encountered regulatory difficulties with the ODS, and, as a result of these difficulties, PFS has not engaged in any pallet financing activities.

MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

MARKET INFORMATION
------------------

     From August 1999 through October 6, 1999, PalWeb's Common Stock traded on the National Association of Securities Dealers Automatic Quotation (NASDAQ) over-the-counter bulletin board system ("OTCBB"), with "PAEB" as its trading symbol from August 1999 through September 13, 1999, and "PAEBE" as its trading symbol from September 13, 1999, through October 6, 1999. The following table sets forth the range of high and low bid prices for PalWeb's Common Stock during the time periods indicated. Prices, as reported by NASDAQ, reflect quotations between dealers without adjustment for retail mark-up, mark-down or commission and may not represent actual transactions.

     QUARTER ENDING             HIGH BID               LOW BID
     --------------             --------               -------
     Aug. 31, 1999                0.27                   0.12
     Nov. 30, 1999(1)             0.175                  0.70

(1) Information presented for the period ended November 30, 1999, is high and low bid prices until PalWeb was de- listed from the NASDAQ over-the-counter bulletin board system on October 6, 1999.

     On October 6, 1999, PalWeb's Common Stock was de-listed from the OTCBB. From October 6, 1999, through February 1, 2001, PalWeb's common stock traded on the NASDAQ over-the-counter pink sheet system, with "PAEB" as its trading symbol. On February 2, 2001, PalWeb's common stock was re-listed on the OTCBB. Since such time, PalWeb's common stock has traded on the OTCBB, with "PAEB" as its trading symbol. The following table sets forth the range of high and low prices at which PalWeb's common stock traded during the time periods indicated, as reported by NASDAQ.


     QUARTER ENDING               HIGH                   LOW
     --------------             --------               -------
      Nov. 30, 1999(1)            $0.16                 $0.07
      Feb. 29, 2000                0.25                  0.02
       May 31, 2000               0.285                  0.06
      Aug. 31, 2000              0.0825                 0.011
      Nov. 30, 2000               0.023                 0.007
      Feb. 29, 2001               0.075                 0.005
       May 31, 2001                0.08                  0.02

(1) Information presented for the period ended November 30, 1999, is high and low prices from the date when PalWeb was de-listed from the OTCBB (October 6, 1999) through the end of the quarter on November 30, 1999.

HOLDERS
-------

     As of July 18, 2001, PalWeb had approximately 1,272 common shareholders of record.

DIVIDENDS
---------

     PalWeb paid no cash dividends to its common stockholders during the last two fiscal years, and does not plan to pay any cash dividends in the near future.


RECENT SALES OF UNREGISTERED SECURITIES
---------------------------------------

     During the fiscal year ended May 31, 2001, PalWeb issued certain promissory notes to Hildalgo Trading Company, L.C. with face amounts aggregating $1,150,000, pursuant to which PalWeb had been loaned $947,200 as of May 31, 2001, and Yorktown Management and Financial Services, L.L.C. with face amounts aggregating $3,000,000, pursuant to which PalWeb had been loaned $1,536,559 as of May 31, 2001. For more information on these notes, please see "Liquidity and Capital Resources."

     In June 2000, PalWeb issued 250,000 shares of its Common Stock to in a no-sale transaction upon the conversion of 250,000 shares of Convertible Preferred Stock.

     PalWeb relied on the exemption set forth in Section 4(2) of the Securities Act of 1933, as amended, in connection with the issuances of the notes set forth above. All parties listed above are sophisticated persons or entities. There was no underwriting, and no commissions were paid to any party upon the issuance of such notes.

                                   APPENDIX B
                                   ----------





                                STOCK OPTION PLAN
                                       OF
                               PALWEB CORPORATION
              (EFFECTIVE MAY 11, 2001, AS AMENDED, JANUARY 7, 2002)


1.   PURPOSE OF THE PLAN

     This Stock Option Plan (the "Plan") is intended as an incentive to managerial and other key employees of PalWeb Corporation (the "Company"), and its subsidiaries. Its purposes are to retain employees with a high degree of training, experience, and ability, to attract new employees whose services are considered unusually valuable, to encourage the sense of proprietorship of such persons, and to stimulate the active interest of such persons in the development and financial success of the Company. Options granted under the Plan may be either "incentive stock options" as provided by Section 422 of the Internal Revenue Code of 1986, as amended, and as may be further amended from time to time ( the "Internal Revenue Code" or "Code") or options which do not qualify as incentive stock options.

2.   ADMINISTRATION OF THE PLAN

     (a) Administration. The Plan shall be administered by the Board of Directors of the Company, or if the Board so authorizes, by a committee (the "Committee") of the Board of Directors consisting of not less than two (2) members of the Board of Directors. Unless the context otherwise requires, references herein to the Committee shall be references to the Board of Directors or the Committee. Members of the Committee shall serve at the pleasure of the Board, and the Board may from time to time remove members from, or add members to, the Committee. A majority of the members of the Committee shall constitute a quorum for the transaction of business. Action approved in writing by a majority of the members of the Committee then serving shall be fully effective as if the action had been taken by unanimous vote at a meeting duly called and held.

     (b) Authority. The Committee is authorized to construe and interpret the Plan, to promulgate, amend and rescind rules and regulations relating to the implementation of the Plan and to make all other determinations necessary or advisable for the administration of the Plan. The Committee may designate persons other than members of the Committee to carry out its responsibilities under such conditions and limitations as it may prescribe, except that the Committee may not delegate its authority with regard to selection for participation of, and the granting of options to, persons subject to Sections 16(a) and 16(b) of the Exchange Act. Any determination, decision or action of the Committee in connection with the construction, interpretation, administration, or application of the Plan shall be final, conclusive and binding upon all persons participating in the Plan and any person validly claiming under or through persons participating in the Plan. The Company shall effect the granting of options under the Plan in accordance with the determinations made by the Committee, by execution of instruments in writing in such form as approved by the Committee.

3.   DESIGNATION OF PARTICIPANTS

     Persons eligible for options under the Plan shall consist of managerial and other key employees of the Company and/or its subsidiaries who hold positions of significant responsibilities or whose performance or potential contribution, in the sole judgment of the Committee, will benefit the future success of the Company. In addition, all Non-employee Directors of the Company shall be eligible for options under the plan in accordance solely with the provisions of
Section 7 hereof.

4.   SHARES SUBJECT TO THE PLAN

     Subject to adjustment as provided in Paragraph 9 hereof, there shall be subject to the Plan one hundred million (100,000,000) shares of common stock of the Company, par value $0.10 per share. The shares subject to the Plan shall consist of authorized but unissued shares or treasury shares held by the Company. Any of such shares that may remain unsold and that are not subject to outstanding options at the termination of the Plan shall cease to be subject to the Plan. Should any option expire or be canceled prior to its exercise in full, or a portion of an option is surrendered in payment for the exercise of an option or satisfaction of any tax withholding obligations, the shares theretofore subject to such options may again be subjected to an option under the Plan. Any shares not subject to outstanding options at the expiration of the Plan or at any time during the life of the Plan may be dedicated to other plans that the Company may adopt and to the extent so dedicated, such shares shall not be subject to this Plan.

5.   OPTION PRICE

     (a) Price. The purchase price for each share placed under option pursuant to the Plan shall be determined by the Committee, but shall in no event be less than 100% of the Fair Market Value (as defined below) of such share on the date the option is granted.

     (b) Fair Market Value. "Fair Market Value" means the average of the high and low sales prices of the shares of Common Stock on any national securities exchange on which the shares are listed on the day on which such value is to be determined or, if no shares were traded on such day, on the next preceding day on which shares were traded, as reported by such exchange, by National Quotation Bureau, Inc. or other national quotation service. If the Common Stock is not listed on a national securities exchange, Fair Market Value means the average of the reported high and low sales prices of the shares of Common Stock in the over-the-counter market on the date on which such value is to be determined as reported by a widely followed quotation service such as Yahoo Finance, MSN Investor, Raging Bull or similar sites, or, if such prices are not available, the last sales price on such day or, if no shares were traded on such day, on the next preceding day on which the shares were traded, as reported by the National Association of Securities Dealers Automatic Quotation System (NASDAQ) or other national quotation service. If at any time shares of Common Stock are not traded on an exchange or in the over-the-counter market, Fair Market Value shall be the value determined by the Committee, taking into consideration those factors affecting or reflecting value that they deem appropriate. For purposes of determining the purchase price of an incentive stock option, Fair Market Value shall in any event be determined in accordance with Section 422 of the Code.

6.   TERMS AND EXERCISE OF OPTIONS

     (a) General. The Committee, in granting options hereunder, shall have discretion to determine the times when, and the terms upon which, options shall be exercisable, including such provisions as deemed advisable to permit qualification as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code, as the same may from time to time be amended for options intended to qualify as such, and incentive stock options outstanding under the Plan may be amended, if necessary, to permit such qualification. The Committee shall designate at the time of granting of any option whether such option or any portion thereof shall be an "incentive stock option." Each option shall be evidenced by an agreement between the Company and the optionee containing provisions consistent with this Plan and such other provisions as the Committee may determine as provided herein. Unless otherwise determined by the Committee at the time of grant, all options shall become exercisable at the rate of 25% of the total shares subject to the option on each of the first four (4) anniversary dates of the date of grant. The Committee shall also be entitled to accelerate the date any outstanding option becomes exercisable at any time.

     (b) Right to Exercise. If at the time of any exercise of an option either
(i) there are insufficient authorized shares or treasury shares of Common Stock of the Company available for issuance upon the exercise of the option, or (ii) the exercise price is less than the par value of the shares (if the only shares available for exercise are authorized but unissued shares, as opposed to treasury shares), the right of the optionee to exercise such option shall be suspended and deferred until such time as either or both of such circumstances shall have been cured prior to the time that any such option would otherwise expire.

     (C) Term. In the event of the death of an optionee while in the employ of the Company, any unvested portion of the option as of the date of death shall be vested as of the date of death and the option shall be exercisable in full by the heirs or other legal representatives of the optionee within twelve (12) months following the date of death. In the event of termination of employment for any reason other than death or termination for cause (and except as otherwise provided in subsection (e) below) such option shall be exercisable by the employee or his legal representative within three (3) months of the date of termination as to all then vested portions. In addition, the Committee may in its sole discretion, approve acceleration of the vesting of any unvested portions of the option. If an optionee's employment with the Company is terminated for cause, the option shall terminate as of the date of such termination of employment and the optionee shall have no further rights to exercise any portion of the option. "Termination for cause" means any discharge for violation of the policies and procedures of the Company or for other job performance or conduct that is detrimental to the best interests of the Company, as determined by the Committee in its sole discretion. Notwithstanding any of the foregoing, in no event may an option be exercised more than ten (10) years after the date of its grant.

     (d) Method of Exercise. Options may be exercised, whether in whole or in part, by written notification to the Company accompanied by cash or a certified check for the aggregate purchase price of the number of shares being purchased, or upon exercise of an option, the optionee shall be entitled (unless otherwise provided in the agreement evidencing the option), without the requirement of further approval or other action by the Committee, to pay for the shares (i) by tendering stock of the Company that has been owned by the optionee for at least six (6) months with such stock to be valued at the Fair Market Value (as determined under Section 5) on the date immediately preceding the date of exercise or (ii) with a combination of cash and stock that has been owned by the optionee for at least six (6) months as provided above.

     In addition, upon exercise of an option, the optionee may, with the prior approval of the Committee, pay for the shares (a) by tendering stock of the Company already owned by the optionee but that has not been held by the optionee for at least six (6) months with such stock to be valued at the Fair Market Value (as determined under Section 5) on the date immediately preceding the date of exercise, (b) surrendering a portion of the option with such surrendered option to be valued based on the difference between the Fair Market Value (as determined under Section 5) of the shares surrendered on the date immediately preceding the date of exercise and the aggregate option purchase price of the shares surrendered ("Surrender Value"), or (c) with a combination of cash, stock of the Company that has not been held by the optionee for at least six (6) months or surrender of options.

     The Committee may also permit optionees, either on a selective or aggregate basis, to simultaneously exercise options and sell the shares of common stock thereby acquired, pursuant to a brokerage or similar arrangement, approved in advanced by the Committee, and use the proceeds from such sale as payment of the purchase price of the shares being acquired upon exercise of any option.

     (e) Limitations Applicable To Incentive Options. To the extent the aggregate Fair Market Value of stock (determined as of the date of grant) with respect to which incentive stock options are exercisable for the first time by any individual during any calendar year (under all Company plans) exceeds one hundred thousand dollars ($100,000), such options shall be treated as options that are not incentive stock options. Options intended to be incentive options shall have such additional terms and provisions as required by the Internal Revenue Code.

     The grant of any incentive stock options shall be subject to the Plan being approved by the shareholders of the Company within twelve months after the Plan is adopted by the Board. However, the failure of the shareholders of the Company to approve the Plan shall only affect an option's status as an incentive stock option and not the validity of any options granted under the Plan.

     (f) Continued Service as a Director. Any provisions of the Plan to the contrary notwithstanding, for purposes of Section 6(b) above, in the event an optionee who is also a director of the Company ceases to be employed by the Company but continues to serve as a director of the Company, the Committee, in its sole discretion, may determine that all or a portion of such optionee's options shall not expire three (3) months following the date of termination of employment with the Company as is provided in Section 6(b) above, but instead shall continue in full force and effect until the such optionee ceases to be a director of the Company, but in no event beyond the stated expiration date of the options as set forth in the applicable option agreement. Termination of any such option in connection with the optionee's termination of service as a director shall be in accordance with the provisions of Section 6(b) above; provided, however, that (i) the terms "employ" and "employment" as used therein shall be replaced with the terms "service" and "service on the Board of Directors," respectively, and (ii) the phrase "termination for cause" shall mean any removal from the Board of Directors for cause in accordance with applicable law and the Certificate of Incorporation and By- Laws of the Company.

7.   NON-EMPLOYEE DIRECTOR OPTIONS

     Notwithstanding anything elsewhere in the Plan to the contrary, each person who is a member of the Board of Directors of the Company but who is not an employee of the Company (a "Non- employee Director") shall be eligible for grants of stock options under the Plan solely in accordance with the provisions of this Section 7. The following provisions of this Section 7 shall apply to the granting of stock options to Non-employee Directors:

     (a) Exercise Price. The purchase price for each share placed under an option for a Non- employee Director shall be equal to 100% of the Fair Market Value of such share on the date the option is granted.

     (b) Vesting and Term. Unless otherwise determined by the Committee at the time of grant, all options shall become exercisable at the rate of 25% of the total shares subject to the option on each of the first four (4) anniversary dates of the date of grant. The Committee shall also be entitled to accelerate the date any outstanding option becomes exercisable at any time. The period during which a Non-employee Director option may be exercised shall be ten (10) years from the date of grant, subject to earlier termination in accordance with the provisions of Section 6(b) hereof; provided, however that (i) the terms "employ" and "employment" as used therein shall be replaced with the terms "service" and "service on the Board of Directors," respectively, and (ii) the phrase "termination for cause" shall mean any removal from the Board of Directors for cause in accordance with applicable law and the Certificate of Incorporation and By-Laws of the Company.

     (c) Method of Exercise. Options granted to Non-employee Directors may be exercised in the manner provided in Section 6(d) hereof.

     (d) Other Provisions. All options granted to Non-employee Directors shall be subject to the other provisions of general applicability to options granted under the Plan, including without limitation, the provisions of Section 8 ("Assignability"), Section 9 ("Changes in Capitalization") and Section 10 ("Change in Control") hereof.

8.   ASSIGNABILITY

     During an optionee's lifetime, an option may be exercisable only by the optionee and options granted under the Plan and the rights and privileges conferred thereby shall not be subject to execution, attachment or similar process and may not be transferred, assigned, pledged or hypothecated in any manner (whether by operation of law or otherwise) other than by will or by the applicable laws of descent and distribution. Notwithstanding the foregoing or any other provisions of the Plan, to the extent permitted by applicable law, the Committee may, in its sole discretion, permit recipients of options that do not qualify as incentive stock options under Section 422 of the Internal Revenue Code to transfer such non-incentive options by gift or other means pursuant to which no consideration is given for such transfer. The Committee shall impose in connection with any non-incentive options transferred pursuant to the foregoing sentence such limitations and restrictions as it deems appropriate. Any other attempt to transfer, assign, pledge, hypothecate or otherwise dispose of any option under the Plan or of any right or privilege conferred thereby, contrary to the provisions of the Plan, or the sale or levy or any attachment or similar process upon the rights and privileges conferred thereby, shall be null and void ab initio.

9.   CHANGES IN CAPITALIZATION

     (a) No Effect on Company Rights. Subject to the other provisions of this Plan, the existence of the Plan and the options granted hereunder shall not affect or restrict in any way the right or power of the Board or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting the Company's capital stock or the rights thereof, any issue of shares of Common Stock or shares of any other class of capital stock or warrants or rights to acquire such shares, the dissolution or liquidation of the Company or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding.

     (b) Changes in Capitalization; Reorganizations. In the event of any change in capitalization affecting the common stock of the Company, such as a stock dividend, stock split, recapitalization, merger, consolidation, split-up, combination or exchange of shares or other form of reorganization, liquidation, or any other change affecting the common stock (including a merger or reorganization in which the Company is not the surviving entity or survives only as a subsidiary of another entity) ("Change in Capitalization"), such proportionate adjustments, shall be made with respect to the aggregate number and type of securities for which options may be granted under the Plan, the number and type of securities (including securities of a surviving or acquiring entity or cash, property or other consideration) covered by each outstanding option, and the exercise price of outstanding options, in each case to the end that optionees shall be entitled upon exercise of options to receive the same number and kind of stock, securities, cash, property or other consideration that the optionee would have receive in connection with the Change in Capitalization if such option had been exercised immediately preceding such Change in Capitalization.

     (c) Other Distributions. The Committee may also make such adjustments in the number of shares covered by, and the price or other value of any outstanding options in the event of a spin-off or other distribution (other than normal cash dividends) of Company assets to shareholders.

10.  CHANGE IN CONTROL

     (a) Effect on Options. In the event of a Change in Control (as defined below) of the Company, in addition to any adjustments required by Section 9(b):

          (i) all options outstanding on the date of such Change in Control shall become immediately and fully exercisable, and

          (ii) an optionee will be permitted to surrender for cancellation within sixty (60) days after such Change in Control, any option or portion of such option to the extent not yet exercised and the optionee will be entitled to receive a cash payment in an amount equal to the excess, if any, of (A) the Fair Market Value on the date preceding the date of surrender, of the shares subject to the option or portion thereof surrendered, over (B) the aggregate exercise price for the shares under the option or portion thereof surrendered.

     (b) Change in Control. A "Change in Control" of the Company shall mean the occurrence after the effective date of the Plan of:

          (i) An acquisition (other than directly from the Company) of any voting securities of the Company (the "Voting Securities") by any "Person" (as the term person is used for purposes of Section 13(d) or 14(d) of the Exchange Act) immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the Exchange
     Act) of fifty percent (50%) or more of the combined voting power of the Company's then outstanding Voting Securities; provided, however, this subsection (i) shall not apply to acquisitions of Voting Securities by Paul Kruger or his affiliates.

          (ii) The individuals who, as of the date of adoption of the Plan by the Board, are members of the Board (the "Incumbent Board"), cease for any reason to constitute at least two-thirds of the members of the Board; provided, however, that if the election, or nomination for election by the Company's common stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Plan, be considered as a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened 'election contest' (as described in Rule 14A-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

          (iii) The consummation of:

                (A) A merger, consolidation or reorganization involving the Company, unless

                    (1) the stockholders of the Company, immediately before such merger, consolidation or reorganization, own, directly or indirectly immediately following such merger, consolidation or reorganization, at least sixty percent (60%) of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation or reorganization (the "Surviving Corporation") in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization,

                    (2) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least two-thirds of the members of the board of directors of the Surviving Corporation, and

                    (3) no Person, other than the Company, any Subsidiary, any employee benefit plan (or any trust forming a part thereof) maintained by the Company, the Surviving Corporation, or any Subsidiary or any Person who, immediately prior to such merger, consolidation or reorganization had Beneficial Ownership of fifty percent (50%) or more of the then outstanding Voting Securities, has Beneficial Ownership of fifty percent (50%) or more of the combined voting power of the Surviving Corporation's then outstanding voting securities;

                (B) A complete liquidation or dissolution of the Company; or

                (C) An agreement for the sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Subsidiary).

     Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the "Subject Person") acquired Beneficial Ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company that, by reducing the number of Voting Securities outstanding, increases the proportional number of shares Beneficially Owned by the Subject Person, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Voting Securities which increases the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

11.  EFFECTIVE AND EXPIRATION DATES OF PLAN

     This Plan became effective as of May 11, 2001, the date of its approval by the Board of Directors of the Company. No options shall be granted pursuant to this Plan after May 11, 2011.

12.  AMENDMENTS OR TERMINATION

     The Committee may at any time amend, alter or discontinue the Plan in such manner as it may deem advisable. Any such amendment or alteration may be effected without the approval of the shareholders of the Company, except to the extent such approval may be required by applicable laws or by the rules of any securities exchange upon which the Company's outstanding shares are admitted to listed trading.

     No amendment, alteration or discontinuation of the Plan shall adversely affect any stock option grants made prior to the time of such amendment, alteration or discontinuation, except with the consent of the holder of the affected options.

13.  GOVERNMENTAL REGULATIONS

     Notwithstanding any provision hereof, or any option granted hereunder, the obligation of the Company to sell and deliver shares under any such option shall be subject to all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchange as may be required, and the optionee shall agree that he will not exercise any option granted hereunder, and that the Company will not be obligated to issue any shares under any such option, if the exercise thereof or if the issuance of such shares shall constitute a violation by the optionee or the Company of any applicable law or regulation. If the shares of Common Stock have not been registered, the Company may require that as a condition to exercise any option, the optionee execute an investment letter. The Company shall be entitled to require as a condition to the issuance of any shares of Common Stock upon exercise of an option that the optionee remit an amount sufficient, in the Company's opinion, to satisfy all FICA, federal, state or other withholding tax requirements related thereto. Unless otherwise provided in the Agreement evidencing the option, an optionee shall be entitled, without the requirement of further approval or other action by the Committee, to satisfy such obligation in whole or in part (i) by tendering stock of the Company already owned by the optionee with such stock to be valued at the Fair Market Value (as determined under Section 5) on the date immediately preceding the date of exercise of the options, (ii) by surrendering a portion of his or her option with such surrendered option to be valued at the Surrender Value (as determined under Section 6(c)), or (iii) by a combination of cash, stock of the Company and surrender of options.

14.  GOVERNING LAW

     The Plan and all actions taken thereunder shall be governed by and construed in accordance with the laws of the state of incorporation of the company and applicable federal law.

15.  SEVERABILITY

     If any provision of this Plan is determined to be invalid or unenforceable for any reason, the remaining provisions of the Plan shall remain in effect and be interpreted to reasonably effect the intent of the Plan.